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                                                                     EXHIBIT 2.1




                            ASSET PURCHASE AGREEMENT



                                  BY AND AMONG

                         LIBERTY GROUP PUBLISHING, INC.,

                         GREEN EQUITY INVESTORS II, L.P.
                  (FOR THE LIMITED PURPOSES DESCRIBED HEREIN),

                         LIBERTY GROUP OPERATING, INC.,

                          HOLLINGER INTERNATIONAL INC.,

                                 APAC-90, INC.,

                       AMERICAN PUBLISHING (1991) INC. AND

                                  APAC-95, INC.




                          DATED AS OF NOVEMBER 21, 1997





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                                TABLE OF CONTENTS


                                    ARTICLE I

                      TRANSFER OF ASSETS AND CONSIDERATION

         1.1      Transfer of Assets........................................2
         1.2      Assumption of Liabilities.................................5
         1.3      Consideration.............................................8

                                   ARTICLE II

                                     CLOSING

         2.1      Closing..................................................11
         2.2      Payments.................................................11

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         3.1      Organization; Capitalization; Ownership; Charter and
                    Bylaws, Etc............................................11
         3.2      Corporate Authority and Approval.........................12
         3.3      Consents.................................................12
         3.4      No Conflicts.............................................12
         3.5      Compliance with Laws.....................................13
         3.6      Financial Statements.....................................14
         3.7      Absence of Certain Changes or Events.....................14
         3.8      Title to and Sufficiency of Assets.......................15
         3.9      Patents, Trademarks, Subscriber Lists....................15
         3.10     Commitments..............................................16
         3.11     Litigation...............................................17
         3.12     [Reserved]...............................................17
         3.13     U.S. Employee Benefit Plans..............................17
         3.14     Taxes....................................................17
         3.15     Undisclosed Liabilities..................................18
         3.16     Fees.....................................................18
         3.17     Labor Matters............................................18
         3.18     Real Property............................................18
         3.19     Leases...................................................19
         3.20     Environmental Matters....................................19
         3.21     Pre-Closing Liabilities..................................20


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         3.22     Agreements with Affiliates...............................20
         3.23     Bulk Sales; Transfer Taxes...............................20

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         4.1      Organization and Good Standing...........................20
         4.2      Corporate Authority and Approval.........................20
         4.3      Consents.................................................20
         4.4      No Conflicts.............................................21
         4.5      Financing................................................21
         4.6      Litigation...............................................21

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         5.1      Cooperation by the Company...............................21
         5.2      Conduct of the Business..................................22
         5.3      Access...................................................23
         5.4      Permits..................................................24
         5.5      Further Assurances.......................................24
         5.6      Associated Agreements....................................24
         5.7      No Default...............................................24
         5.8      Compliance with Laws.....................................24
         5.9      Supplemental Information.................................24
         5.10     [Reserved]...............................................25
         5.11     [Reserved]...............................................25
         5.12     Transitional Services....................................25
         5.13     [Reserved]...............................................25
         5.14     Employees................................................25
         5.15     Amended Disclosure Schedule..............................25
         5.16     Insurance................................................26
         5.17     Lenders' Consent.........................................26
         5.18     Vehicular Titles.........................................26
         5.19     UCC Termination Statements...............................26
         5.20     Real Estate Conveyance Documents and Lease Assignments...26



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                                   ARTICLE VI

                              COVENANTS OF INVESTOR

         6.1      Cooperation by Investor..................................26
         6.2      Preservation of Books and Records........................27
         6.3      Employees................................................27

                                   ARTICLE VII

                      CONDITIONS TO INVESTOR'S OBLIGATIONS

         7.1      Representations, Warranties and Covenants of the Company
                   and the Associated Subsidiaries.........................28
         7.2      Consents.................................................28
         7.3      No Prohibitions..........................................28
         7.4      Closing Documents........................................28
         7.5      Opinion of Counsel.......................................29
         7.6      Financing................................................29
         7.7      [Reserved]...............................................30
         7.8      Like Kind Exchange.......................................30
         7.9      Lender...................................................30

                                  ARTICLE VIII

                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         8.1      Representations, Warranties and Covenants of Investor....31
         8.2      Consents.................................................31
         8.3      No Prohibitions..........................................31
         8.4      Closing Documents........................................31
         8.5      Opinion of Counsel.......................................32
         8.6      Lenders' Consent.........................................32

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.1      Termination..............................................32
         9.2      Effect on Obligations....................................32



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                                    ARTICLE X

                                EMPLOYEE MATTERS

         10.1     Transferred Employees....................................33
         10.2     Employee Benefits........................................33
         10.3     Severance Claims.........................................34
         10.4     WARN Act Liability.......................................34
         10.5     Undue Hardship to the Investor...........................34

                                   ARTICLE XI

                          SURVIVAL AND INDEMNIFICATION

         11.1     Survival.................................................35
         11.2     Indemnification by the Company and the Associated
                    Subsidiaries...........................................35
         11.3     Indemnification by CNCO and the Investor.................36
         11.4     Matters Involving Third Parties..........................36
         11.5     Environmental Remedies...................................38

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1     Expenses.................................................38
         12.2     Exclusive Agreement; No Third-Party Beneficiaries........39
         12.3     Governing Law; Consent to Jurisdiction...................39
         12.4     Successors and Assigns...................................39
         12.5     Publicity................................................40
         12.6     Severability.............................................40
         12.7     Refunds..................................................40
         12.8     Notices..................................................40
         12.9     Counterparts.............................................41
         12.10    Interpretation...........................................41
         12.11    Amendment................................................42
         12.12    Extension; Waiver........................................42
         12.13    Captions.................................................42
         12.14    Further Assurances.......................................42




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                                  ARTICLE XIII

              LIMITED GUARANTEE OF GREEN EQUITY INVESTORS II, L.P.

         13.1     Limited Guarantee........................................43




EXHIBITS

Exhibit A             List of Community Newspapers
Exhibit 1.1(b)        Retained Assets
Exhibit 3.6           Financial Statements
Exhibit 4.5-1         Commitment and Highly Confident Letters
Exhibit 4.5-2         Alternative Commitment Letter
Exhibit 5.12          Transitional Services Agreement
Exhibit 5.14          Employees
Exhibit 7.4(a)        Form of Bill of Sale, Assignment and Assumption
Exhibit 7.4(b)        Form of Trademark and Trade Name Assignment
Exhibit 7.4(c)        Non-Competition Agreement between the Company and CNCO
Exhibit 7.5-1         Form of Opinion of Cravath, Swaine & Moore
Exhibit 7.5-2         Form of Opinion of General Counsel of Hollinger
Exhibit 7.8           Like Kind Exchange Agreement
Exhibit 8.5           Form of Opinion of Mayer, Brown & Platt




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DISCLOSURE SCHEDULE

Schedule 3.1(a)       Jurisdictional Qualification
Schedule 3.3          Consents
Schedule 3.4          Conflicts
Schedule 3.5          Noncompliance with Laws
Schedule 3.7          Certain Changes or Events
Schedule 3.8(a)       Encumbrances on Title to Assets
Schedule 3.8(b)       Exceptions to Sufficiency of Assets
Schedule 3.9          Patents and Trademark Rights
Schedule 3.10(a)      Commitments Future Payments in Excess of $250,000
Schedule 3.10(b)      Commitments for Restricting Business Practices
Schedule 3.10(c)      Commitments for the Borrowing of Money
Schedule 3.10(d)      Collective Bargaining Agreements
Schedule 3.10(e)      Commitments for the Use of Patent and Trademark Rights
Schedule 3.10(f)      Joint Ventures, Partnerships and Similar Agreements
Schedule 3.10(g) Commitments Relating to Employment or with Employees, Officers, Directors or Shareholders
Schedule 3.10(h)      Brokerage or Finder's Agreements
Schedule 3.10(i)      Acquisition or Divestiture Agreements
Schedule 3.10(j)      Other Material Commitments
Schedule 3.11         Litigation
Schedule 3.13         Benefit Plans
Schedule 3.15         Undisclosed Liabilities
Schedule 3.17         Labor Matters
Schedule 3.18         Real Property
Schedule 3.19         Real Property Leases
Schedule 3.20(a)      Environmental Permits, Licenses or Authorizations
Schedule 3.20(b)      Environmental Material Non-Compliance
Schedule 3.20(c)      Environmental Actions
Schedule 3.20(d)      Hazardous Materials
Schedule 3.22         Agreements with Affiliates Since September 30, 1997




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                                 INDEX OF TERMS
1998 Cash Disbursements.....................................................8
1998 Cash Position Adjustment...............................................8
1998 Final Cash Position....................................................8
1998 Gross Cash   ..........................................................8
1998 Net Cash Position......................................................8
1998 Period       ..........................................................8
Accountant's Certificate....................................................9
Adjustment        ..........................................................9
Agreement         ..........................................................1
AP-91             ..........................................................1
APAC-90           ..........................................................1
APAC-95           ..........................................................1
APC-Illinois      .........................................................30
Asset Purchase Agreement....................................................1
Assets            ..........................................................2
Associated Agreements......................................................25
Associated Subsidiaries.....................................................1
Assumed Contracts ..........................................................3
Assumed Liabilities.........................................................5
Benefit Plans     .........................................................17
Books and Records .........................................................27
Bulk Sales Laws   .........................................................20
Business          ..........................................................1
Claim Notice      .........................................................37
Closing           .........................................................11
Closing Date      .........................................................11
CNCO              ..........................................................1
CNCO Damages      .........................................................35
CNCO Indemnitees  .........................................................35
COBRA             .........................................................33
Commitments       .........................................................16
Company           ..........................................................1
Company Damages   .........................................................36
Company Indemnitees........................................................36
Consents          .........................................................22
Current Asset Calculation...................................................9
Deductible        .........................................................36
Direct Claim      .........................................................37
Disclosure Schedule........................................................11
Effective Date    ..........................................................8
Employees         .........................................................33
Encumbrances      ..........................................................4


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Environmental Law ..........................................................7
Environmental Tests........................................................38
ERISA             .........................................................17
Estimated 1998 net Cash Position............................................8
Exchangor         .........................................................30
Financial Statements.......................................................14
GAAP              ..........................................................9
GEI II            .........................................................43
Government Authority........................................................3
Greater than 120-Day Receivables............................................9
Guarantor         ..........................................................1
Hazardous Materials........................................................19
HSR Act           .........................................................12
Improvements      ..........................................................2
Indemnifying Party.........................................................36
Investor          ..........................................................1
Leased Real Property........................................................2
Lenders Consent   .........................................................26
Like Kind Exchange.........................................................30
Like Kind Exchange Agreement...............................................30
Litigation        .........................................................17
Marks             ..........................................................1
Material          .........................................................15
Material Adverse Effect....................................................12
Net Current Assets..........................................................9
Net Liabilities   ..........................................................9
Owned Real Property.........................................................2
Patent and Trademark Rights................................................15
Permits           .........................................................13
Permitted Encumbrances......................................................4
Receivables Notice..........................................................9
Retained Assets   ..........................................................4
Retained Business ..........................................................4
Retained Liabilities........................................................6
Supplemental Commitment Letter.............................................30
Tax               .........................................................17
Taxes             .........................................................17
Third Party Claim .........................................................36
Trade Names       ..........................................................1
Trademark and Trade Name Assignments.......................................28
Transfer Date     .........................................................33
Transitional Service Agreement.............................................25
Transitional Services......................................................25
WARN Act          .........................................................18



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                            ASSET PURCHASE AGREEMENT


                  This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of November 21, 1997, is by and among Liberty Group Publishing, Inc., a Delaware corporation (the "Investor"), Liberty Group Operating, Inc., a Delaware corporation and a wholly owned subsidiary of the Investor, ("CNCO"; the term CNCO shall include subsidiaries of CNCO unless the context otherwise provides), Hollinger International Inc., a Delaware corporation (the "Company"), APAC- 90 INC., a Delaware corporation and an indirect wholly owned subsidiary of the Company ("APAC- 90"; the term APAC-90 shall include subsidiaries of APAC-90 unless the context otherwise provides), American Publishing (1991) Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company ("AP-91"; the term AP-91 shall include subsidiaries of AP-91 unless the context otherwise provides), and APAC-95 INC., a Delaware corporation and an indirect wholly owned subsidiary of the Company ("APAC-95"; the term APAC-95 shall include subsidiaries of APAC-95 unless the context otherwise provides) (APAC-90 and each of its subsidiaries, AP-91 and each of its subsidiaries, and APAC-95 and each of its subsidiaries are collectively referred to herein as the "Associated Subsidiaries", as such term is further explained in Section 3.1) and, for the limited purposes described herein, Green Equity Investors II, L.P., a Delaware limited partnership (the "Guarantor").

                              W I T N E S S E T H:

                  WHEREAS, the Associated Subsidiaries are in the business of publishing, marketing and distributing certain community newspapers as further identified in Exhibit A hereto and operating printing plants associated therewith (the "Business"; the term Business expressly excludes the assets which the Investor or an Affiliate (as defined in Section 3.22) of the Investor will receive pursuant to the Like Kind Exchange (as defined in Section 7.8);

                  WHEREAS, the Investor wishes to cause CNCO to purchase the assets constituting the business.

                  NOW, THEREFORE, in consideration of the promises and of the respective representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:





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                                    ARTICLE I

                      TRANSFER OF ASSETS AND CONSIDERATION

         1.1      Transfer of Assets.

                  (a) Acquired Assets. Subject to the terms and conditions hereof, the Company and the Associated Subsidiaries agree to sell to CNCO, and the Investor agrees to cause CNCO to purchase from the Company and the Associated Subsidiaries, at the Closing (as defined in Section 2.1) all of the right, title and interest of the Company and the Associated Subsidiaries in and to the Business and all properties, assets and rights of every nature, kind and description of the Company and the Associated Subsidiaries used or held for use primarily in connection with the Business wherever located (collectively, other than the Retained Assets (as defined in Section 1.1(b) hereof), the "Assets"), including the following:

                  (i) all of the rights of the Company or any Associated Subsidiary to prepare, produce, publish, print, sell and/or distribute, as the case may be, the community newspapers and other publications which constitute the Business, together with the goodwill of or relating to the Business;

                  (ii) all of the real property owned by the Company or any Associated Subsidiary and primarily used in the operation of the Business (the "Owned Real Property"), which Owned Real Property is listed on Schedule 3.18 to the Disclosure Schedule (as defined in Section 3.1(a)), and all of the buildings, fixtures and improvements (the "Improvements") located in, on and under the Owned Real Property;

                  (iii) all of the rights of the Company or any Associated Subsidiary in any real property leased or subleased by the Company or the Associated Subsidiaries and used primarily in the operation of the Business (the "Leased Real Property"), which Leased Real Property is listed on Schedule 3.19 to the Disclosure Schedule, and all of the Improvements located in, on and under the Leased Real Property to the extent provided in the lease or sublease;

                  (iv) all of the materials, raw materials (including paper), supplies, work in progress and other inventory owned by the Company or any Associated Subsidiary and to the extent used or held for use in the operation of the Business;

                  (v) all rights of the Company or any Associated Subsidiary to fixed and other tangible personal property, whether owned or leased, including furniture, equipment, computers and related items, fixtures, machinery and tools owned by the Company or any Associated Subsidiary and primarily used in the operation of the Business;

                  (vi) all rights, subscription rights, obligations and benefits of contracts, licenses (whether the Company or any Associated Subsidiary is a licensee or licensor) or



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         arrangements of the Company or any Associated Subsidiary primarily relating to the Business and the Assets (collectively, the "Assumed Contracts"), including the items listed on Schedules 3.10(a) through
         (j) of the Disclosure Schedule;

                  (vii) all files, books and records of the Company or any Associated Subsidiary dating back at least five full fiscal years from the date of the Closing primarily relating to the Business (but not minute books and corporate governance records of the Company and the Associated Subsidiaries) which are not physically located at the Owned Real Property or the Leased Real Property and all files, books and records of the Business which are physically located at the Owned Real Property or the Leased Real Property, including financial statements and records, advertising space reservations, advertising insertion orders, promotional materials, all available records of current and former advertisers in the newspapers and other publications which comprise the Business or relating to the Business; provided that the Company shall retain copies of all such files, books and records;

                  (viii) all credits, prepaid costs and expenses, deposits and retentions held by third parties under leases, licenses, contracts and other arrangements, in each case to the extent relating to the Business;

                  (ix) all current assets (except for cash and cash equivalents), but specifically including accounts receivable; provided that following the Effective Date (as defined in Section 2.1) CNCO shall have the right to assign certain accounts receivable to the Company in accordance with the terms of Section 1.3(g) of this Agreement;

                  (x) all subscription, distribution, circulation and mailing lists relating primarily to the Business and all records and data relating to such lists;

                  (xi) any available editorial and photographic morgues and any available back issues of the newspapers and other publications which comprise the Business;

                  (xii) all registered United States and foreign patents, trademarks, service marks, trade names, mastheads, copyrights and applications therefore set forth on Schedule 3.9 of the Disclosure Schedule (including rights to sue for and remedies against present and future infringements thereof and rights of priority and protection of interests) and the goodwill and going concern value related thereto;

                  (xiii) all licenses and permits of any government or state (or any subdivision thereof), whether domestic or foreign, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal, federal, state and local ("Government Authority"), to the extent they are transferable, relating primarily to the Business or the Assets;




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                  (xiv) all guaranties, warranties, indemnities and similar
         rights in favor of the Company or any Associated Subsidiary to the extent related to the Assets or the Business; and

                  (xv) all rights of the Company or any Associated Subsidiary under any provision or covenant of any contract, agreement or understanding in favor of the Company or any Associated Subsidiary or their Affiliates to the extent relating to the Business limiting the ability of any party to sell any products or services, engage in any line of business or compete with or to obtain products or services from any person and any causes of action, lawsuits, claims and demands available to the Company or any Associated Subsidiary in respect of the foregoing whether arising before or after the Closing.

                  The Assets shall be transferred free and clear of all liens, easements, licenses, possessory rights, sales contracts, building and use restrictions, reservations and limitations, encumbrances, security interests, charges, pledges, mortgages, deeds of trust, deed to secure debt, liabilities, debts, options or, to the best knowledge of the Company and the Associated Subsidiaries, any other adverse claims, restrictions or third party rights of any kind and nature whatsoever (the "Encumbrances"), except for the following (the "Permitted Encumbrances"): (i) liens for current Taxes not yet due and payable, (ii) the encumbrances disclosed on Schedule 3.8(a) of the Disclosure Schedule, (iii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, and which are routinely and regularly extinguished by payment of the charges to which they relate and which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the Business, taken as a whole, as presently conducted or (iv) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the Business, taken as a whole, as presently conducted.

                  (b) Retained Assets. Except as set forth in Section 1.2(a), the Associated Subsidiaries shall retain the real and personal property and other assets of the Associated Subsidiaries or any of their Affiliates (as defined in Section 3.22) that relate primarily to the businesses of the Associated Subsidiaries or any of their Affiliates other than the Business (the "Retained Business") and not primarily related to the Business or that relate primarily to the Retained Liabilities (collectively, the "Retained Assets"), including:

                  (i) all bank accounts and cash and cash equivalents of the Associated Subsidiaries;

                  (ii) all rights, claims and credits of the Associated Subsidiaries to the extent relating to any other Retained Asset or any Retained Liability (as defined in Section 1.2(b)), including any such items arising under insurance policies, and all guarantees, warranties, indemnities and similar rights in favor of the Associated Subsidiaries or any of their Affiliates in respect of any other Retained Asset or any Retained Liability;



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                  (iii)    [Reserved]

                  (iv) all rights of the Company and the Associated Subsidiaries and their Affiliates under this Agreement, the Transitional Services Agreement (as defined in Section 5.12 ), the Non-Competition Agreement (as defined in Section 7.4) and the other agreements and instruments executed and delivered in connection with this Agreement;

                  (v) all documents prepared in connection with the sale of the Business and the Assets to CNCO, exclusive of documents prepared in the ordinary course of business in connection with the operation of the Business;

                  (vi) all financial and Tax records relating to the Business that form part of the Company's or the Associated Subsidiaries' (or any of their Affiliates') general ledger and all other files, books and records not referred to in Section 1.1(a)(vii) which the Company or the Associated Subsidiaries or any of their respective Affiliates have in their possession; provided that upon reasonable request by CNCO, CNCO shall be provided with copies of the portions of such records that reasonably relate to the Business (other than copies of the Company's consolidated, combined or unitary income Tax returns, provided that copies of back up for such returns may reasonably be requested by
         CNCO); and

                  (vii) the Retained Assets described in Exhibit 1.1(b).

         1.2      Assumption of Liabilities.

         (a) Liabilities Assumed. On the Closing Date, CNCO will assume and agree to pay, perform and discharge as and when due the liabilities and obligations, whether fixed, absolute or contingent, matured or unmatured, (the "Assumed Liabilities") relating to the Business as the same exist on the Closing Date which are specified below (provided, that in no event shall the Assumed Liabilities include any Retained Liabilities, and CNCO shall assume no other liabilities whatsoever of the Associated Subsidiaries or their Affiliates):

                  (i) all accounts payable and trade obligations to the extent relating to the Business, including those which are owed to the Associated Subsidiaries or their Affiliates which were incurred in the ordinary course of business;

                  (ii) all prepaid subscription and advertising obligations to the extent relating to the Business;

                  (iii) all liabilities and obligations arising from commitments (in the form of issued purchase orders or otherwise) to purchase or acquire inventory, supplies or services to the extent relating to the Business and reflected on a balance sheet of the Business as of the Closing Date as accounts payable or accrued expenses;




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                  (iv) all liabilities and obligations under existing licenses, permits, authorizations, leases or contracts which are to be assigned to CNCO hereunder other than liabilities or obligations for breaches or defaults that occurred prior to the Closing;

                  (v) all liabilities or obligations for accrued but unpaid vacation pay, sick pay and holiday pay for Employees (as defined in Section 10.1) to the extent such pay is reflected in the Net Liabilities (as defined in Section 1.3(f)) of the Business as of the Effective Date; and

                  (vi)     [Reserved]

                  (vii) all liabilities, other than Retained Liabilities (including Tax (as defined in Section 3.14) liabilities), which are reflected in the balance sheet included in the Financial Statements dated as of September 30, 1997 provided pursuant to Section 3.6 (except to the extent discharged prior to the Closing Date) or incurred by the Business since the date of such balance sheet not in breach of any representation or covenant in this Agreement and in the ordinary course of business which are of the type that would be reflected in a balance sheet prepared in conformity with GAAP and consistent with the Financial Statements.

         (b) No Other Liabilities Assumed. Notwithstanding anything to the contrary contained herein, except as provided in Section 1.2(a), the parties agree that CNCO has not agreed to pay, shall not assume and shall not have any liability or obligation with respect to, the following liabilities and obligations (collectively, the "Retained Liabilities"):

                  (i) any liability or obligation for any Tax of any kind (including income, payroll, personnel, property, bulk transfer, sales, use, ad valorem or franchise Taxes or assessments) owed prior to or at Closing, or which may thereafter become due, to any foreign, federal, state, local or other taxing authority which liability relates to any transaction or period prior to or upon the Closing (including as a result of Treasury Regulation Section 1.1502-6(a) or any similar provision under state or local law);

                  (ii) any liability or obligation relating to, resulting from or arising out of workers' compensation claims resulting from any injury, disease or disability which injury, disease or disability occurred prior to Closing (whether or not any such claim was filed prior to the Closing);

                  (iii) any liability or obligation relating to, resulting from or arising out of any violation of law (whether known or unknown) or license, which violation occurred on or prior to the Closing Date;

                  (iv) any liability relating to the Owned Real Property or Leased Real Property, or relating to discharges of hazardous substances in violation of or giving rise to liability pursuant to any Environmental Law (as defined below) by the Business, the basis for which liability occurred or existed prior to the Closing, including any investigation and remediation



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         liabilities to the extent arising under standards established by any and all foreign, federal, state or local laws, rules, orders, regulations, consent decrees, settlement agreements, injunctions, statutes or requirements imposed by any governmental authority relating to or concerning protection of the environment and natural resource damages, including surface water, soil, air and ground water ("Environmental Law") as enacted or enforced on or prior to the Closing Date;

                  (v) any liability or obligation for severance, redundancy, termination, payment in lieu of notice, indemnity or other payments resulting from the transactions contemplated by this Agreement or arising prior to the Transfer Date and any liability or obligation arising prior to the Transfer Date to or with respect to any employee or any employee matters, including any employee benefit plan, other than those which are expressly assumed by CNCO, pursuant to Section 10.1;

                  (vi) any liability or obligation of or incurred by the Company or its Affiliates to the extent related to the Retained Assets or not arising from the Business;

                  (vii) any liability or obligation under licenses, permits, authorizations, leases or contracts which are not assigned to CNCO hereunder;

                  (viii) any liability or obligation for medical, dental and disability benefits and any other welfare benefit, whether insured or self-insured, incurred or existing at any time on or prior to the Transfer Date, for current or past employees of the Business;

                  (ix) all liability of the Associated Subsidiaries and their Affiliates or former Affiliates arising from indebtedness, including guaranty and similar obligations, for borrowed money or long-term debt, except as provided in Section 1.2(a);

                  (x) any liability or obligation relating to or resulting from breach of contract or tort claims where the event giving rise to such claim occurred prior to the Closing Date;

                  (xi) any other liability or obligation of the Company or the Associated Subsidiaries whatsoever not expressly assumed by CNCO hereunder;

                  (xii) liabilities for officers and directors of the Company and the Associated Subsidiaries with respect to pre-Closing conduct;

                  (xiii) any liability or obligation for any intercompany notes of the Company or any Associated Subsidiaries; and

                  (xiv) liability for travel vouchers or cash of $4,000 for each publisher who exceeded budgeted gross operating profits for 1997 by 10%.

         1.3 Consideration. The consideration for the transfer of the Assets described in Section 1.1(a) from the Associated Subsidiaries to CNCO shall be as follows:

         (a) Cash Purchase Price. The Investor will cause CNCO to pay a cash purchase price of $233,765,884 for the Assets payable to the Associated Subsidiaries.

         (b) Assumption of Assumed Liabilities. CNCO shall assume and agree to pay as they shall become due or discharge the Assumed Liabilities as described in Section 1.2(a) hereof.

         (c) [Reserved].

         (d) Interest. At the Closing the Investor or CNCO will pay the Company interest on $233,765,884 for the period from January 1, 1998 through the Closing Date at a rate equal to (i) the 30-day Treasury bill rate in effect on December 31, 1997 multiplied by (ii) a fraction the numerator of which shall be the number of days from January 1, 1998 through the Closing Date and the denominator of which shall be 365.

         (e) Determination of 1998 Net Cash Position; Payment of 1998 Estimated Net Cash.

                  (i) During the period from December 31, 1997 (the "Effective Date") through the Closing Date (the "1998 Period"), the Company shall cause the Associated Subsidiaries to maintain financial records showing all cash and cash equivalents received by or on behalf of the Business during the 1998 Period (the "1998 Gross Cash") and all amounts of cash or cash equivalents used to discharge accounts payable and other obligations of the Business in the ordinary course consistent with past practice, but excluding (w) interest on indebtedness for borrowed money, (x) intercompany payments, but excluding management fees charged at 1.6% of revenue for the 1998 Period, (y) fees and expense relating to the transactions contemplated by this Agreement and the Associated Agreements, and (z) income Taxes, but excluding income Taxes for the 1998 Period (the "1998 Cash Disbursements"). The excess, if any, of the 1998 Gross Cash over the 1998 Cash Disbursements shall be the "1998 Net Cash Position."

                  (ii) At the Closing, the Company shall pay or cause to be paid to CNCO, by wire transfer of immediately available funds (or by intrabank transfer, if practicable), an amount equal to an estimate determined in good faith by the Company of the 1998 Net Cash Position (the "Estimated 1998 Net Cash Position").

                  (iii) Within 60 days following the Closing, the Accounting Firm (as defined in Section 1.3(f)) shall (x) determine (1) the amount of the 1998 Net Cash Position (as so determined, the "1998 Final Cash Position") and (2) the 1998 Final Cash Position minus the 1998 Estimated Cash Position (the "1998 Cash Position Adjustment", which may be positive or negative) and (y) deliver a letter (the "1998 Cash Certification") (1) setting forth the calculation of the 1998 Cash Position Adjustment and its components and (2) certifying that such calculations were made in compliance with this Section 1.3(e). Such determinations and calculations will be conclusive absent manifest error. If the 1998 Cash Position Adjustment is a positive number, the Company shall pay such amount to CNCO within three (3) business days of delivery of the 1998 Cash Certification. If the 1998 Cash Position Adjustment is a negative number, CNCO shall pay an amount equal to the absolute value of such number to the Company within three (3) business days of delivery of the 1998 Cash Certification. All payments pursuant to this
         Section 1.3(e) shall be made by wire transfer of immediately available funds (or by interbank transfer, if practicable).

         (f) Working Capital Adjustment. Within 60 days following the Closing, KPMG Peat Marwick LLP or such other firm of independent public accountants mutually agreed by the Investor and the Company (the "Accounting Firm") shall
(i) on a basis consistent with U.S. generally accepted accounting principles as applied in the Financial Statements (as defined in Section 3.6) ("GAAP") (x) determine the Net Current Assets (as defined below) and the Net Liabilities (as defined below) of the Business as of the Effective Date (the "Current Asset Calculation") and (y) determine the amount of the Adjustment (as defined below), if any, and (ii) deliver a letter (the "Accountant's Certificate") (x) setting forth the calculation of the Adjustment and its components and (y) certifying that each of such calculations was made in compliance with this Section 1.3(f) Such determinations and calculations shall be conclusive absent manifest error. If the Adjustment is a positive number in excess of $1,000,000, CNCO shall pay such excess to the Company within three (3) business days following delivery of the Accountant's Certificate. If the Adjustment is a negative number, the absolute value of which is greater than $1,000,000, the Company shall pay such excess to CNCO within three (3) business days following delivery of the Accountant's Certificate. All payments pursuant to this Section 1.3(f) shall be by wire transfer of immediately available funds (or by interbank transfer, if applicable).

                  For purposes of this Section 1.3(f),

                           (1) "Net Current Assets" shall mean current assets
                  determined in a manner consistent with GAAP, but excluding (i) cash and cash equivalents, (ii) current and deferred Taxes and
                  (iii) any other Retained Assets.

                           (2) "Net Liabilities" shall mean liabilities
                  determined in a manner consistent with GAAP, but excluding (i) current and deferred Tax liabilities and (ii) any other Retained Liabilities.

                           (3) The "Adjustment" means the amount (whether
                  positive or negative) equal to Net Current Assets minus Net Liabilities.

         (g) Uncollected Accounts Receivable. Within 135 days after the Effective Date, CNCO shall have the right to (i) notify the Company in writing (the "Receivables Notice") of the dollar amounts of the accounts receivable of the Business existing on the Effective Date that have not been collected by CNCO by the date of such notice and which are more than 120 days past due as of the date of such notice (the "Greater than 120-Day Receivables") and (ii) at its option, assign to the Company 100% of the then-outstanding Greater than 120-Day Receivables. If so assigned, the

Company shall purchase the Greater than 120-Day Receivables for a price equal to
(x) the face amount of the Greater than 120-Day Receivables less (y) the full amount of the reserve for receivables reflected in the Net Current Assets, plus
(z) interest on (x) minus (y) accrued from the Effective Date at a rate equal to the 30-day Treasury bill rate in effect on the Effective Date, payable by wire transfer of immediately available funds to (or by interbank transfer, if applicable) CNCO within 3 business days following receipt of the Receivables Notice. In determining the amount collected with regard to any account receivable, all amounts received from any obligor shall be allocated to the receivable specified by such obligor, or if not specified, to the receivables of such obligor in the order in which such receivables arose. From and after the Closing, CNCO shall continue collecting accounts receivable in all material respects in accordance with the past practice of the Business prior to the Closing Date and shall provide the Company reasonable access to review all information relating to the foregoing, including all write-offs. From and after the date CNCO exercises its option to assign the Greater than 120-Day Receivables to the Company, CNCO shall continue collecting such Greater than 120-Day Receivables on behalf of the Company for a reasonable fee to be agreed upon by the parties in proportion to the services rendered.

         (h) Pro Forma Calculation. Notwithstanding anything to the contrary contained in this Agreement or the Transfer Agreement (as defined in Section 7.8), no payments shall be made under Sections 1.3(e), 1.3(f) or 1.3(g) of this Agreement unless such payment would be required to be made if the determinations and calculations required by such sections are made on a pro forma basis as if the Business as defined in this Agreement and the Business as defined in the Transfer Agreement were treated as a single business (subject to a single $1,000,000 threshold for the purposes of calculating the Adjustment pursuant to
Section 1.3(f) of this Agreement and the comparable provision of the Transfer Agreement), and in such event the portion of such payment to be made pursuant to this Agreement shall be equal to 265/309ths of such payment, and the balance of such payment shall be made pursuant to the Transfer Agreement.

         (i) Purchase Price Allocation. The purchase price for the Assets (including the Assumed Liabilities) shall be allocated among the Assets in accordance with Schedule 1.3(i), to be prepared by the Investor and delivered to the Company within 180 days after the Closing Date. Such allocation shall be subject to the Company's consent, such consent not to be unreasonably withheld. Following the Closing, the Investor and the Company, in connection with their respective U.S. federal, state and local income Tax returns and other filings (including, without limitation Internal Revenue Service Form 8594), shall not take any position inconsistent with such allocation. Any adjustment to the purchase price shall be allocated as provided by Temp. Treas. Reg. Section 1.1060-1T(f). For purposes of this Section 1.3(i), the withholding by the Company of its consent to a proposed allocation of purchase price to an asset or class of assets shall be deemed to be reasonable if, within 30 days after receiving a copy of Schedule 1.3(i), the Company provides to the Investor a written notice setting forth its proposed allocation of purchase price to such asset or class of assets, and such proposed allocation differs by more than 25% from the amount allocated on Schedule 1.3(i) to such asset or class of assets, but compliance with this sentence shall not be necessary for such withholding of consent by the Company to be deemed reasonable. The parties shall negotiate in good faith to timely resolve any differences regarding such allocation.

         (j) Proration of Taxes. All real estate, personal property and ad valorem Taxes relating to the Assets which shall have accrued and become payable prior to the Closing Date shall be paid by the Company. All such Taxes which shall be accrued but unpaid shall be prorated to the Closing Date. In connection with such proration of Taxes, in the event that actual Tax figures are not available at the Closing Date, proration of Taxes shall be based upon the actual Taxes for the preceding year for which actual Tax figures are available, and re-prorated when actual Tax figures become available. The amount due one party as a result of such proration shall be paid to the other party at the Closing, and the amount due one party as a result of a re-proration of Taxes for a taxing jurisdiction shall be paid to such party within 30 days after actual Tax figures become available for such taxing jurisdiction.


                                   ARTICLE II

                                     CLOSING

         2.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 commencing at 9:00 a.m., Chicago time, on January 30, 1998 or as soon as practicable thereafter after the satisfaction or waiver of the conditions to closing set forth in Article VII and Article VIII of this Agreement, or at such other place, time or date as the Investor and the Company may agree (the "Closing Date").

         2.2 Payments. All payments hereunder shall be in U.S. dollars, and shall be made no later than 12:00 noon on the Closing Date by wire transfer of immediately available funds (or interbank transfer, if applicable) to an account or accounts of the Company, CNCO or the Investor, as applicable, at a bank or banks specified by the Company, CNCO or the Investor, as applicable.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company and the Associated Subsidiaries represent and warrant to the Investor and CNCO as follows:

         3.1 Organization; Capitalization; Ownership; Charter and Bylaws, Etc..
(a) Organization and Good Standing. Section 3.1(a) of the disclosure schedule delivered by the Company to the Investor herewith (the "Disclosure Schedule") sets forth a complete list of the subsidiaries of the Company through which the Business is conducted, together with the subsidiaries owning the stock of such subsidiaries. All such subsidiaries are included in the term "Associated Subsidiaries" as defined in the preamble. Each of the Company and each Associated Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Each of the Company and each Associated

Subsidiary has ll requisite corporate or limited liability company power and authority to own, operate and lease the properties and assets it currently owns, operates or leases and to carry on its business as it is currently conducted. Each of the Company and each Associated Subsidiary is duly licensed or qualified to do business as a foreign corporation or limited liability company and is in good standing in all jurisdictions in which the character of the properties and assets owned or leased by it or the nature of the business conducted by it requires it to be so licensed or qualified and except where the failure so to qualify would not, individually or in the aggregate, have or would not reasonably be expected to have a Material Adverse Effect. Section 3.1(a) of the Disclosure Schedule contains a complete list of all jurisdictions in which the Company and each Associated Subsidiary are so qualified. The Company is the direct or indirect beneficial and record holder of 100% of the capital stock of the Associated Subsidiaries. "Material Adverse Effect" shall mean any event, condition or circumstance which has or would reasonably be expected to have a material adverse effect on the Business or on the properties, assets, liabilities, results of operations or financial condition of the Business taken as a whole.

         3.2 Corporate Authority and Approval. Each of the Company and each Associated Subsidiary has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Associated Agreements (as defined in Section 5.12) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Associated Agreements by the Company and each Associated Subsidiary and the consummation by the Company and each Associated Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate and action on the part of the Company and the Associated Subsidiaries. Each of this Agreement and the Associated Agreements constitutes the valid and binding obligation of each of the Company and each Associated Subsidiary, to the extent they are parties thereto, enforceable against the Company and each Associated Subsidiary, to the extent they are parties thereto, in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in the proceeding in equity or at law).

         3.3 Consents. Except as set forth in Section 3.3 of the Disclosure Schedule, no consent, approval or authorization of, or exemption by or with respect to the Company or any of the Associated Subsidiaries, or filing with, notice to or permit from any court or any federal, state, local, foreign or other governmental authority or other person, other than pursuant to the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), is required in connection with the execution, delivery and performance by the Company or each Associated Subsidiary of this Agreement and the Associated Agreements or the taking by them of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which the Investor is required to obtain or make.

         3.4 No Conflicts. Except as set forth in Section 3.4 of the Disclosure Schedule, the execution, delivery and performance by the Company and each Associated Subsidiary of this

Agreement and the Associated Agreements and all other instruments, agreements, certificates and documents contemplated hereby and the consummation by the Company and each Associated Subsidiary of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, or both, subject to obtaining any required consents referred to in Section 3.3,
(i) violate or conflict with any provision of the charter, by-laws or other governing documents of the Company or any of the Associated Subsidiaries, (ii) violate or conflict with any law, statute, rule, regulation, order, judgment or decree applicable to or binding on the Company or any of the Associated Subsidiaries, or any of their respective properties or assets, or by which any of them is bound or (iii) conflict with or result in the breach of, or constitute a default under, or result in their termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of the Company or any of the Associated Subsidiaries under, any commitment or agreement reflecting obligations of the Company or any of the Associated Subsidiaries, or loss of a material benefit under or result in the creation of any Encumbrance upon any of the assets of the Company or any of the Associated Subsidiaries, except (in the case of (ii) and (iii) only) for violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or Encumbrances which, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect or a material adverse effect on the reasonably expected benefits to the Investor of the transactions contemplated hereunder.

         3.5 Compliance with Laws. Except as set forth in Section 3.5 of the Disclosure Schedule, the Business as it is presently conducted and as it will be conducted at the Closing is and will be in compliance with all applicable federal, state local and foreign laws, rules and regulations currently in effect, including, without limitation, those relating to equal employment opportunity practices and exports and imports from or to any jurisdiction, and all orders, judgments and decrees but excluding those relating to environmental matters (which are covered in Section 3.20 below) and except for failures to comply which, individually or in the aggregate, do not have and would reasonably not be expected to have a Material Adverse Effect. Except as disclosed in
Section 3.5 of the Disclosure Schedule, neither the Company nor any of the Associated Subsidiaries has received notice from any governmental regulatory or law enforcement authority of any allegation that its business or operations, as currently conducted or as it will be conducted on the Closing Date, are not in compliance with applicable law and regulations, or of any investigation or administrative proceeding to determine such compliance, except for any such notice, investigation or proceeding as to which there is no reasonable likelihood of a Material Adverse Effect. Except for those relating to environmental matters (which are covered in Section 3.20 below) and except as disclosed in Section 3.5 of the Disclosure Schedule, each of the Company and the Associated Subsidiaries has all governmental permits, licenses and authorizations, approvals, exemptions, certificates or similar instruments or documents ("Permits") necessary for the conduct of the Business as presently conducted and for the lawful operation of the Business except where the failure to have such Permits does not individually or in the aggregate have and would reasonably not be expected to have, a Material Adverse Effect. Other than as disclosed in Section 3.5 of the Disclosure Schedule, all such Permits will be in full force and effect at the time of the Closing and will not be subject to forfeiture, revocation, limitation or restriction as a result of the transactions contemplated hereby except where the failure to have such Permits at the time of the Closing does not individually or in the aggregate have and would reasonably not be expected to have a Material Adverse Effect.

         3.6 Financial Statements. True and complete copies of the (i) audited financial statements of the Business as at December 31, 1995, December 31, 1996 and September 30, 1997 and (ii) unaudited financial statements of the Business (including for this purpose the business relating to the Relinquished Property) as at September 30, 1996, (collectively, the "Financial Statements") are attached hereto as Exhibit 3.6. The Financial Statements present fairly the financial position and results of operations and cash flow of the Business (including for this purpose the business relating to the Relinquished Property) as of the respective dates indicated and for the respective periods then ended in conformity with GAAP and regulations of the Securities and Exchange Commission, except that the interim financial statements do not contain all of the footnote disclosure required by GAAP. "Relinquished Property" means the assets acquired by the Investor pursuant to the Transfer Agreement.

         3.7 Absence of Certain Changes or Events. Except as set forth in
Section 3.7 of the Disclosure Schedule and except as set forth in the Financial Statements, since September 30, 1997 there have been no events, and the Business has not suffered any changes, damage, destruction or casualty loss, which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect. Except as listed on Section 3.7 of the Disclosure Schedule, since September 30, 1997, the Business has been conducted in the ordinary course consistent with past practice. Since September 30, 1997, except as disclosed in Section 3.7 of the Disclosure Schedule, the Business has not:

                  (i) changed its accounting methods, systems, policies, principles or practices, except as required by law, GAAP or generally accepted accounting principles applicable to the Company or any of the Associated Subsidiaries;

                  (ii) established or increased any bonus, insurance, severance, deferred compensation, pension, profit sharing or other employee benefit plan or otherwise increased the compensation payable or to become payable to any officer, director, employee, agent or consultant of the Company or any of the Associated Subsidiaries, except as permitted by Section 5.14 herein;

                  (iii) made any borrowings, incurred any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice); or

                  (iv) failed to pursue the collection of receivables in the ordinary course of business or failed to discharge its payables in the ordinary course of business.

         3.8 Title to and Sufficiency of Assets. (a) The Associated Subsidiaries have, and upon Closing will transfer to CNCO, good and marketable title to all of the assets and properties (real and personal) constituting the Business, free and clear of all Encumbrances, except (i) as set forth in Section 3.8(a) of the Disclosure Schedule, (ii) for liens for Taxes not yet due or being contested in good faith by appropriate proceedings and for which appropriate reserves are being maintained in accordance with GAAP, (iii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, and which are routinely and regularly extinguished by payment of the charges to which they relate and which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the Business, taken as a whole, as presently conducted and (iv) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the Business, taken as a whole, as presently conducted.

         (b) Except as disclosed in Section 3.8(b) of the Disclosure Schedule, the assets and properties of the Business used to operate the Business in the manner in which it is currently conducted have been taken as a whole, reasonably maintained and are in good operating condition and repair (with the exception of normal wear and tear), and, to the best of the Company's knowledge, are, taken as a whole, free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof. The Associated Subsidiaries own or have a right to use the assets, properties, rights, know-how, processes and ability which are required for or currently used in connection with the operation of the Business as it is presently conducted (the "Necessary Assets"), and, at the Closing the Associate Subsidiaries shall transfer to CNCO the ownership or right to use the Necessary Assets. Such assets, properties and rights, except for changes of assets, properties and rights in the ordinary course of business, together with the assets of the Company and the Associated Subsidiaries necessary for the Transitional Services (as defined in Section 5.12), are sufficient to conduct the Business substantially as it is currently being conducted.

         3.9 Patents, Trademarks, Subscriber Lists. Section 3.9 of the Disclosure Schedule sets forth a list, as of the date hereof, of all registered United States and foreign patents, trademarks, service marks, trade names, mastheads, copyrights and applications therefor which are used by the Company or any of the Associated Subsidiaries in the conduct of the Business (the "Patent and Trademark Rights") which are material as to the properties, assets, liabilities, results of operations or financial condition of the Business as a whole ("Material"). Except as set forth in Section 3.9 of the Disclosure Schedule, (a) the Business owns or possesses adequate licenses or other valid rights to use all Patent and Trademark Rights; (b) to the Company's knowledge, the conduct of the Business as now being conducted does not conflict with any valid patents, trademarks, trade names, mastheads or copyrights of others in any way which, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect; and (c) to the Company's knowledge, none of the Patent and Trademark Rights is being infringed upon by others in any way which, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse

Effect. Except as set forth in Section 3.9 of the Disclosure Schedule, neither the Company nor any of the Associated Subsidiaries has received any written notice of infringement of any Patent or Trademark Right of any other person. Except as set forth in Section 3.9 of the Disclosure Schedule, each of the subscriber lists used in the Business is owned by the Company and the Associated Subsidiaries and the Company and the Associated Subsidiaries have the exclusive rights to use each of such subscriber lists.

         3.10 Commitments. Section 3.10 of the Disclosure Schedule sets forth a list of each contract, agreement (including, without limitation, non-compete agreements) purchase or sale order, license, or other commitment or arrangement (whether oral or in writing) with respect to the Business (other than solely with respect to Retained Liabilities or Retained Assets) to which the Company or any of the Associated Subsidiaries is a party or by which the Company or any of the Associated Subsidiaries is bound (collectively, the "Commitments") (a) which provides for future payments thereunder of more than $250,000 per year, including, without limitation, all such Commitments which are (i) Commitments for capital expenditures, (ii) distribution, dealer or sales agency Commitments,
(iii) Commitments for loans or advances or the incurrence of debt or guarantees of third party obligations, and (iv) Commitments for the sale of any assets, but excluding purchase orders or other Commitments for the purchase of raw materials, components or supplies and sales orders or other Commitments for the sale of finished goods entered into in the ordinary course of business; (b) which restricts the kinds of businesses in which the Business may engage or the geographical area in which the Business may be conducted; (c) which is an indenture, mortgage, loan agreement or other Commitment for the borrowing of money or a line of credit; (d) which is a collective bargaining agreement; (e) which is a license (whether as licensor or licensee) or similar agreement permitting the use of any Patent and Trademark Rights; (f) which is a joint venture, partnership or similar agreement; (g) any Commitment which is an employment agreement or severance agreement or bonus arrangement (either of an ongoing or change of control nature) or Commitments of any kind with any employee, officer or director of the Company or any Associated Subsidiary or any of their respective Affiliates with respect to the Business, or any Commitment of any kind with any shareholder of the Company or any Affiliate of any shareholder of the Company; (h) which is a brokerage or finder's agreement; (i) which is a stock purchase agreement, asset purchase agreement or other acquisition or divestiture agreement other than the acquisition agreements covering the acquisition of the Business by the Company so long as such acquisition agreements do not provide for any current obligation or liability of the Business that will be an Assumed Liability; or (j) which is not of the foregoing type and is Material. Except as set forth in Section 3.10 of the Disclosure Schedule, each of such Commitments, and each other Assumed Contract; is a valid and binding obligation of the Company or the Associated Subsidiaries and, to the knowledge of the Company, of the other parties to each of such Commitments and each other Assumed Contract; each of such Commitments is enforceable against the Company or an Associated Subsidiary, as applicable, in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in the proceeding in equity or at law); and neither the Company nor the applicable Associated Subsidiary nor, to the knowledge of the Company, any other party is in violation or breach of or default under any Commitment except where such violation, breach or default, individually or in the aggregate, do not have and would reasonably not be expected to have a Material Adverse Effect.

         3.11 Litigation. Except as set forth in Section 3.11 of the Disclosure Schedule and except as pertains to environmental matters which are the subject of Section 3.20 below, as of the date of this Agreement, there is no action, claim, suit, investigation or other litigation or proceeding in any court or before any governmental authority ("Litigation") pending or, to the Company's knowledge, threatened against the Company or any of the Associated Subsidiaries, or relating to the transactions contemplated by this Agreement. Except as set forth in Section 3.11 of the Disclosure Schedule, neither the Company, any of the Associated Subsidiaries nor the Business is subject to any outstanding orders, rulings, judgments or decrees which if adversely determined to the Company, any of the Associated Subsidiaries or the Business would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         3.12     [Reserved].

         3.13 U.S. Employee Benefit Plans. Section 3.13 of the Disclosure Schedule lists (a) (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) all other retirement or deferred compensation plans, incentive compensation plans, stock plans, unemployment compensation plans, vacation pay, severance pay, bonus or benefit arrangements, insurance or hospitalization programs and (iii) all other fringe benefit arrangements, in the case of each of
(ii) and (iii), for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan and which provides benefits to employees in the U.S. or which is subject to U.S. law and
(b) all employment (excluding offer letters to at-will employees) or consulting agreements, which relate to or cover employees of the Business or with respect to which the Business has any liability or contingent liability (the "Benefit Plans"). The Investor has been supplied to the extent applicable true and complete copies of all Benefit Plans and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof. In the case of any Benefit Plan which is not in written form, the Investor has been supplied with an accurate description of such Benefit Plan as in effect on the date hereof.

         3.14 Taxes. No material Tax liens have been filed on the Assets and no material claims are being asserted that could reasonably result in a Tax lien on the Assets. For purposes of this Agreement, (i) "Taxes" (including, with correlative meaning, the term "Tax") shall mean all Taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, transfer, franchise, payroll, withholding, social security and other Taxes, and shall include any interest, penalties or additions attributable thereto.

         3.15 Undisclosed Liabilities. There are no liabilities of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, with respect to the Business, other than (a) liabilities that are reflected in the Financial Statements; (b) liabilities disclosed in Section 3.15 of the Disclosure Schedule; (c) liabilities arising since September 30, 1997 in the ordinary course of business; and (d) liabilities arising under this Agreement or any of the Associated Agreements.

         3.16 Fees. Except for the fees payable to Donaldson, Lufkin & Jenrette Securities Corporation, which are the sole responsibility of the Company, neither the Company nor any Associated Subsidiary has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

         3.17 Labor Matters. Except as disclosed on Section 3.17 of the Disclosure Schedule, neither the Company nor any of the Associated Subsidiaries is party to any collective bargaining agreement with respect to the Business nor does any labor union or collective bargaining agent represent any employees of the Company or any of the Associated Subsidiaries who are employed with respect to the Business. Except as set forth in Section 3.17 of the Disclosure Schedule, there is no labor strike, slow-down or stoppage pending, or to the Company's knowledge, threatened by the employees of the Company or any of the Associated Subsidiaries, nor are there any pending grievances (or arbitrations thereon), nor have any unfair labor practice charges with respect to the Company or any of the Associated Subsidiaries been filed with the National Labor Relations Board, nor have any written or oral grievances had the result of varying the terms or the effect of the terms of any collective bargaining agreement to which the Company or any Associated Subsidiary is a party which individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.17 of the Disclosure Schedule, neither the Company nor any Associated Subsidiary has taken any action within the ninety
(90) day period prior to the date hereof, and will not take such action prior to Closing, which resulted in or which will result in an "employment loss" as such term is defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101-2109 (the "WARN Act"), with respect to any employee of the Business. Except as set forth in Section 3.17 of the Disclosure Schedule, since September 30, 1997, the Company and the Associated Subsidiaries have not increased the compensation of employees of the Business, except for increases for merit based promotions in the ordinary course of business.

         3.18 Real Property. Set forth on Section 3.18 of the Disclosure
Schedule is a list of all Owned Real Property and the name of the record title holder thereof. Except as set forth in Section 3.18 of the Disclosure Schedule, none of the Owned Real Property violates any laws, rules, regulations, codes or ordinances of any governmental authority or subdivision thereof in any material respect. Except as set forth in Section 3.18 of the Disclosure Schedule, all of the buildings, structures and appurtenances situated on the Owned Real Property are in operating condition and in a state of maintenance and repair adequate for the purposes for which such buildings, structures and appurtenances are presently being used.

         3.19 Leases. Set forth on Section 3.19 of the Disclosure Schedule is a list of all real property leases to which the Company or any Associated Subsidiary is a party primarily used with respect to the Business and of which any real property leased by the Company or any Associated Subsidiary is a party primarily used with respect to the Business is the subject. Except as set forth in Section 3.19 of the Disclosure Schedule, each such lease and all leases of personal property are valid, binding and in full force and effect, and all rent and other sums and charges currently payable under each such lease have been paid, except where the failure to make such payments individually and in the aggregate has not and would reasonably not be expected to have a Material Adverse Effect. Except as set forth in Section 3.19 of the Disclosure Schedule, since September 30, 1997, neither the Company nor any Associated Subsidiary has received any notice of default under any such lease and no termination event or condition which, with the giving of notice or the passage of time, or both, could reasonably be expected to constitute a default thereunder on the part of the Company or any of the Associated Subsidiaries or, to the Company's knowledge, the lessor, exists under any such lease which individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect.

         3.20 Environmental Matters. (a) Except as set forth on Section 3.20(a) of the Disclosure Schedule, the Company or the Associated Subsidiaries have obtained, and disclosed to the Investor, all applicable permits, licenses and other authorizations which are required under any and all Environmental Laws with respect to all real property owned, leased or operated with respect to the Business.

         (b) Except as set forth on Section 3.20(b) of the Disclosure Schedule, the Business is in Material compliance with all terms and conditions of any such required permits, licenses and authorizations, and all applicable requirements of Environmental Laws with respect to all real property owned, leased or operated with respect to the Business.

         (c) Except as set forth on Section 3.20(c) of the Disclosure Schedule, there is no judicial or administrative proceeding, investigation or remedial action pending or to the Company's knowledge threatened against the Company or any of the Associated Subsidiaries (A) alleging the violation of, noncompliance with, or liability imposed under any Environmental Law or (B) alleging that they are or may be responsible for any response, cleanup or corrective action under any Environmental Law.

         (d) Except as set forth on Section 3.20(d) of the Disclosure Schedule, no generation, manufacture, storage, treatment, transportation, disposal or release of Hazardous Materials (as defined below) is occurring or has occurred so as to lead to liability under any Environmental Law, on or from any real property owned, leased or operated by the Business or otherwise used in connection with the Business; nor have any Hazardous Materials migrated from or threatened to migrate from other properties upon or beneath any real property owned, leased or operated by the Business or used with respect to the Business. "Hazardous Materials" means any substance, waste, pollutant or contaminant denominated or regulated as hazardous or toxic under any Environmental Law.

         3.21 Pre-Closing Liabilities. Upon Closing, CNCO will not have liabilities of any nature whether accrued, absolute, contingent or otherwise, whether due or to become due, relating to the Business which arise from any act, matter, circumstance or omission relating to the period prior to the Closing Date except for the Assumed Liabilities and liabilities of CNCO arising pursuant to this Agreement and the Associated Agreements which are expressly intended to be liabilities of CNCO from and after the Closing.

         3.22 Agreements with Affiliates. Section 3.22 of the Disclosure
Schedule identifies all agreements, contracts and commitments entered into since September 30, 1997 primarily related to the Business between any Associated Subsidiary, on the one hand, and any Affiliate of the Company or any shareholder of the Company, on the other hand, other than the Transitional Services Agreement (as defined in Section 5.12). (As used herein the term "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.)

         3.23 Bulk Sales; Transfer Taxes. The Company and all Associated Subsidiaries have complied with all applicable bulk sale statutes, other than provisions of state or local Tax laws requiring notification of taxing authorities regarding sales of assets ("Bulk Sales Laws") to, and has paid all transfer Taxes with respect to the sale of the Business to, CNCO.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         The Investor and CNCO hereby represent and warrant to the Company as follows:

         4.1 Organization and Good Standing. Each of the Investor and CNCO is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         4.2 Corporate Authority and Approval. Each of the Investor and CNCO has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Investor and CNCO and the consummation by the Investor and CNCO of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each of the Investor and CNCO. This Agreement constitutes the valid and binding obligation of the Investor enforceable against the Investor and CNCO in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights generally.

         4.3 Consents. Except as set forth in Exhibit 4.3, no consent, approval or authorization of, or exemption by, or filing with, notice to or permit from any court or any federal, state, local, foreign or other governmental authority or other person, other than pursuant to the HSR Act, is required in connection with the execution, delivery and performance by the Investor and CNCO of this Agreement or the taking by it of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which the Company is required to obtain or make.

         4.4 No Conflicts. The execution, delivery and performance by the Investor and CNCO of this Agreement and all other instruments, agreements, certificates and documents contemplated hereby and the consummation by the Investor and CNCO of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, subject to obtaining any required consents referred to in Section 4.3, (i) violate or conflict with any provision of its charter or bylaws, (ii) violate or conflict with any law, statute, rule, regulation, order, judgment or decree applicable to or binding on the Investor or CNCO, or (iii) conflict with or result in the breach of any agreement reflecting obligations of the Investor or CNCO for borrowed money, in each case except for violations, conflicts or breaches which would not individually or in the aggregate materially hinder or impair the consummation of the transactions contemplated hereby.

         4.5 Financing. The Investor has obtained commitment letters for bank financing and a "highly confident" letter for Rule 144A financing in amounts sufficient to complete the transactions. Copies of such letters are attached hereto as Exhibit 4.5-1. However, if the financing as provided in Exhibit 4.5-1 is not available, the Investor has obtained commitment letters for alternative financing in amounts sufficient to complete the transactions as set forth in
Exhibit 4.5-2. As of the date hereof, the Investor has no reason to believe that any of the conditions to the financing will not be satisfied or that the financing will not be available on a timely basis to complete the transactions contemplated hereby.

         4.6 Litigation. As of the date of this Agreement, there is no Litigation pending or, to the Investor's or CNCO's knowledge, threatened against the Investor or CNCO (a) with respect to which there is a reasonable likelihood of a determination which, individually or in the aggregate, would materially hinder or impair the consummation of the transactions contemplated hereby or (b) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         The Company and the Associated Subsidiaries hereby covenant and agree with the Investor as follows:

         5.1      Cooperation by the Company.

         (a) Consents and Authorizations. The Company shall, and shall cause its Associated Subsidiaries to, use all commercially reasonable efforts and cooperate with the Investor to secure all necessary consents, approvals, authorizations, beneficial assignments, exemptions and waivers from third parties (collectively "Consents") as shall be required in order to enable the Investor to effect the transactions contemplated hereby and to prevent a breach of, a default under, or a termination, change in the terms or conditions or modification of, any instrument, contract, lease, license or other agreement to which the Company or any of the Associated Subsidiaries is a party or by which any of them is bound, and shall otherwise use all commercially reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof. Without limiting the provisions set forth in this Section 5.1, the Company shall file, or cause to be filed, with the Department of Justice and the Federal Trade Commission a Pre-Merger Notification and Report Form pursuant to the HSR Act in respect of the transactions contemplated hereby within ten business days of the date of this Agreement and the Company shall use, and shall cause each of its Associated Subsidiaries and Affiliates to use, all reasonable efforts to take or cause to be taken all actions necessary, including to promptly and fully comply with any requests for information from regulatory authorities, to obtain any consent, waiver, approval or authorization relating to the HSR Act that is necessary to enable the parties to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, no provision of this Agreement shall be construed as requiring the Company or any of the Associated Subsidiaries to make payments of any kind in order to obtain Consents.

         (b) Nonassignable Contracts. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Assumed Contract or other commitment or asset if an assignment or attempted assignment of the same without the consent of the other party or parties thereto would constitute a breach thereof or in any way impair the rights of the Company or the Associated Subsidiaries thereunder. If any consent necessary to convey any Asset is not obtained or if an attempted assignment would be ineffective or would impair any party's rights under any such Assumed Contract or other Asset so that CNCO would not receive all such rights, then (x) the Company shall use commercially reasonable efforts (it being understood that such efforts shall not include any requirement of the Company or the Associated Subsidiaries or CNCO or the Investor to expend money or offer or grant any financial accommodation) to provide or cause to be provided to CNCO, to the extent permitted by law, the benefits of any such Assumed Contract or other Asset, and the Company shall promptly pay or cause to be paid to CNCO, when received, all moneys received by the Company or the Associated Subsidiaries with respect to any such Assumed Contract or other Asset and (y) in consideration thereof CNCO shall pay, perform and discharge on behalf of the Company and the Associated Subsidiaries debts, liabilities, obligations and commitments thereunder in a timely manner and in accordance with the terms thereof. In addition, the Company shall take such other actions (at the expense of CNCO, as designated by the Investor) as may reasonably be requested by the Investor in order to place CNCO, insofar as reasonably possible, in the same position as if such Assumed Contract or other Asset had been transferred as contemplated hereby and so all the benefits and burdens relating thereto, including possession, use, risk of loss, potential for gain and dominion, control and command are to inure to CNCO. If and when such consents and approvals are obtained, the transfer of the applicable asset shall be effected in accordance with the terms of this Agreement.

         5.2 Conduct of the Business. (a) During the period from the date of this Agreement to the Closing, except as otherwise contemplated by this Agreement or as the Investor shall otherwise agree in writing in advance with respect to the Business, the Company covenants and agrees to, and shall cause the Associated Subsidiaries to, (i) conduct the Business in the ordinary and usual course in a manner consistent with past practice, (ii) use their best efforts to preserve intact its present business organization, (iii) make available to the Investor the services of the officers and employees of the Business, (iv) preserve the good will and relationships with customers, suppliers and others having business dealings with the Business and (v) not take any action which would cause any of the representations and warranties of the Company in Article III to be untrue or incorrect in any material respect as of the Closing. From December 31, 1997 through the Closing Date the Company will not, and will cause the Associated Subsidiaries not to (i) declare, set aside or pay any dividends with respect to their respective capital stock, or redeem or otherwise acquire any of their respective capital stock or other securities (except for payments of cash dividends and redemptions for cash) or (ii) pay any indebtedness or accounts payable except for indebtedness or accounts payable of the Business to third parties in the ordinary course of business (it being expressly understood that no payments will be made on any intercompany notes).

         (b) During the period from the date of this Agreement to the Closing, except as otherwise provided for in this Agreement or Section 5.2 of the Disclosure Schedule or as the Investor shall otherwise consent, the Company covenants and agrees that, with respect to the Business, it shall not, and it shall not permit its Associated Subsidiaries to:

                  (i) other than (a) sales of products in the ordinary course of business, or (b) sales of obsolete plants and equipment in the ordinary course of business, sell, transfer, convey, assign or otherwise dispose of, or agree to sell, transfer, convey, assign or otherwise dispose of, any of its assets or properties, or suffer or permit the creation of any Encumbrance; other than in the ordinary course of business;

                  (ii) other than (a) Commitments to distributors in the ordinary course of business consistent with past practice or (b) in the ordinary course of business consistent with past practice (x) take any action, or enter into or authorize any Commitment or transaction or (y) terminate, modify, amend or otherwise alter any material terms or provisions of any of its Commitments, except as expressly contemplated by this Agreement;

                  (iii) abandon, sell, pledge, alter, amend or enter into any licensing or contractual arrangements with respect to any Intellectual Property Rights;

                  (iv) fail to pursue the collection of receivables in the ordinary course of business, fail to discharge its payables in the ordinary course of business or otherwise make any material change in the course of dealing with customers or suppliers as a whole; or

                  (v)  agree or commit to any of the foregoing.

         5.3 Access. From the date hereof and prior to the Closing, the Company shall provide the Investor with such information as the Investor may from time to time reasonably request with respect to the Company and the Associated Subsidiaries and the transactions contemplated by this

Agreement, provide the Investor and its representatives reasonable access during regular business hours and upon reasonable notice to the properties, books and records of the Company, and the Associated Subsidiaries as the Investor may from time to time reasonably request, provided that the Company shall not be obligated to provide the Investor with any information which would violate (i) any law, rule or regulation or term of any Commitment, or (ii) any confidentiality provision of any contract, or if the provision thereof would adversely affect the ability of the Company or the Associated Subsidiaries to assert attorney client, attorney work product or other similar privilege. Notwithstanding the foregoing, the Investor shall have the absolute right to review any Commitment or other Assumed Contract.

         5.4 Permits. The Company agrees to use commercially reasonable efforts to assist the Investor in obtaining for CNCO all Permits required for the Business to the extent they cannot be transferred to CNCO pursuant to this Agreement. Notwithstanding the foregoing, the Investor shall have the right to direct the Company to forego one or more applications for Permits. The Company shall pay the costs of such Permits.

         5.5 Further Assurances. At any time after the Closing Date, the Company shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by the Investor and necessary for the Investor to satisfy its obligations hereunder or obtain the benefits contemplated hereby.

         5.6 Associated Agreements. The Company and the Associated Subsidiaries covenant and agree that (i) they shall each enter into each of the Associated Agreements (as defined in Section 5.12) in a timely matter, (ii) they shall each perform their respective obligations pursuant to, and fully comply with the terms of, the Associated Agreements; and (iii) that the Investor is a third party beneficiary of the Associated Agreements; and (iv) that the Investor must approve any and all changes to the forms of Associated Agreements that are exhibits to this Agreement.

         5.7 No Default. Neither the Company nor the Associated Subsidiaries shall do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any Commitment to which the Company or the Associated Subsidiaries are a party or by which any of them or their assets are bound or the Business are subject, the breach of which would have a Material Adverse Effect.

         5.8 Compliance with Laws. Through the close of business on the Closing Date, the Company shall, and shall cause the Associated Subsidiaries to, comply with all laws, statutes, regulations, rules and orders applicable to the Business or the operation of the Company or the Associated Subsidiaries, except where the failure to comply therewith, individually or in the aggregate, does not have a Material Adverse Effect.

         5.9 Supplemental Information. From time to time prior to the Closing, the Company will promptly disclose in writing to the Investor any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the Investor or which would render inaccurate any of the representations, warranties or statements set forth in

Article III hereof. No information provided to a party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

         5.10     [Reserved].

         5.11     [Reserved].

         5.12 Transitional Services. The Company agrees to provide transition management and administrative services ("Transitional Services") to CNCO for a period of up to 3 years pursuant to the Transitional Services Agreement substantially in the form of Exhibit 5.12 (the "Transitional Service Agreement"; the Transitional Services Agreement, together with the Like Kind Exchange Agreement (as defined in Section 7.8) and the Non-Competition Agreement (as defined in Section 7.4), are collectively referred to as the "Associated Agreements"). The Investor must approve any and all changes to the form of Transitional Services Agreement that is an exhibit to this Agreement.

         5.13     [Reserved]

         5.14 Employees. The Company agrees to cooperate with the Investor with respect to the Investor's making of employment offers to the employees of the Business on behalf of CNCO pursuant to Section 10.1. Exhibit 5.14 sets forth a list of employees of the Business. The Company will provide the Investor by November 25, 1997 with a substituted Exhibit 5.14, setting forth a list of the employees of the Business as of the date hereof. At the request of the Investor, the Company will forward employment offers on behalf of the Investor to the employees of the Business. The Company will permit the Investor to discuss employment offers with employees of the Business during business hours and to make presentations to the employees of the Business during business hours. The Company agrees that beginning on the date of this Agreement until the second anniversary of the Transfer Date (as defined in Section 10.1) neither it nor any of its Affiliates or subsidiaries will directly or indirectly solicit any employees of CNCO with respect to employment, without the prior written consent of the Investor. However, nothing herein prevents the Company or its Affiliates from placing any general advertisements for employees or from hiring any employees of CNCO at any time who initiate employment discussions with the Company or its Affiliates or who respond to any general advertisement for employees placed by the Company or its Affiliates. During the period commencing on the date hereof through the Closing Date, the Company and the Associated Subsidiaries will not increase the compensation of employees of the Business, except that any employee receiving a merit based promotion in the ordinary course of business and resulting in increased responsibilities may receive a raise appropriate to reflect such employee's new position. Bonuses paid to employees of the Business for 1997 in amounts determined by the Company in the ordinary course of business shall be reflected in Net Liabilities of the Business for purposes of Section 1.3(f), and, unless CNCO consents otherwise, CNCO will pay such bonuses after the Closing Date. CNCO consents to the payment of such bonuses by the Company if the Closing Date is later than January 30, 1998.

         5.15 Amended Disclosure Schedule. The Company may provide an amended Disclosure Schedule, adding solely matters that have arisen since the date of this Agreement, to the Investor

48 hours prior to Closing; provided, however, that such amended Disclosure Schedule shall not affect any representation or warranty of the Company or any Associated Subsidiary or the obligation of the Company to satisfy the conditions to Closing set forth in Section 7.1. The purpose of the additions to the Disclosure Schedule shall solely be to provide the Investor with information for purposes of Section 7.1 below about the extent, if any, to which the Company's representations and warranties will not be true and correct as of the Closing, and any failure of the Company's representations and warranties to be true and correct as of the Closing disclosed by such additions shall not give rise to liability after the Closing if the Closing occurs.

         5.16 Insurance. The Company agrees to, and to cause the Associated Subsidiaries to, maintain existing insurance on the Business for the benefit of CNCO with respect to events happening on or prior to the Closing Date.

         5.17 Lenders' Consent. The Company agrees to obtain by three weeks from the date of execution hereof the consent of its lenders (the "Lenders' Consent") to the extent necessary to effect the transactions contemplated by this Agreement and the Associated Agreements.

         5.18 Vehicular Titles. The Associated Subsidiaries agree to provide the certificates transferring title to CNCO for all Assets which are motor vehicles (the "Vehicular Titles") on the Closing Date.

         5.19 UCC Termination Statements. The Associated Subsidiaries agree to deliver to CNCO on the Closing Date UCC termination statements, releases of mortgages and/or deeds of trust and any other documents as are necessary for the discharge of all Encumbrances (other than Permitted Encumbrances) affecting the Business or any other of the assets.

         5.20 Real Estate Conveyance Documents and Lease Assignments. The Associated Subsidiaries agree to deliver to CNCO on the Closing Date real estate conveyance documents and lease assignments, as applicable, with respect to all of the real property set forth on Sections 3.18 and 3.19, as applicable, of the Disclosure Schedule, as amended as of the Closing Date.


                                   ARTICLE VI

                              COVENANTS OF INVESTOR

         The Investor hereby covenants and agrees with the Company:

         6.1 Cooperation by Investor. From the date hereof and prior to the Closing, the Investor shall use all reasonable efforts, and shall cooperate with the Company, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable the Company to effect the transactions contemplated hereby, and shall otherwise use all reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof. Without limiting the provisions set forth in this Section 6.1, the

Investor shall file with the Department of Justice and the Federal Trade Commission a Pre-Merger Notification and Report Form pursuant to the HSR Act in respect of the transactions contemplated hereby within ten business days of the date of this Agreement, and the Investor shall use, and shall cause each of its Affiliates to use, all reasonable efforts to take or cause to be taken all actions necessary, including to promptly and fully comply with any requests for information from regulatory authorities, to obtain any consent, waiver, approval or authorization relating to the HSR Act that is necessary to enable the parties to consummate the transactions contemplated by this Agreement.

         6.2 Preservation of Books and Records. For a period of (i) five years from the Closing Date with respect to Books and Records (as defined below) relating to litigation, Tax or environmental matters and (ii) three years from the Closing Date with respect to Books and Records relating to all other matters:

                  (i) The Investor shall not dispose of or destroy any of the books and records of CNCO relating to periods prior to the Closing ("Books and Records") without first offering to turn over possession thereof to the Company by written notice to the Company at least 90 days prior to the proposed date of such disposition or destruction.

                  (ii) The Investor shall allow the Company and its agents access to all Books and Records on reasonable notice and at reasonable times at the Investor's principal place of business or at any location where any Books and Records are stored, and the Company shall have the right, at their own expense, to make copies of any Books and Records; provided, however, that any such access or copying shall be had or done in such a manner so as not to unduly interfere with the normal conduct of the Investor's business and provided that the Company shall maintain the confidentiality of such Books and Records.

         6.3 Employees. The Investor agrees that for the period beginning as of the date hereof and ending on the second anniversary of the Transfer Date, without the prior written consent of the Company, neither it nor CNCO shall directly or indirectly solicit any employees of the Company with respect to employment other than persons employed by the Business at the Transfer Date. However, nothing herein prevents the Investor or CNCO from placing any general advertisement for employees or from hiring any employees of the Company at any time who initiate employment discussions with the Investor or CNCO or who respond to any general advertisement for employees placed by CNCO or the Investor.


                                   ARTICLE VII

                      CONDITIONS TO INVESTOR'S OBLIGATIONS

         The obligations of the Investor to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, where permissible) at or prior to the Closing of all of the following conditions:

         7.1 Representations, Warranties and Covenants of the Company and the Associated Subsidiaries. The Company and the Associated Subsidiaries shall have complied in all material respects with each of its agreements and covenants contained herein to be complied with on or prior to the Closing Date. All the representations and warranties of the Company and the Associated Subsidiaries set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company and the Associated Subsidiaries set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date (after giving effect to the closings pursuant to each of the Associated Agreements) as though made on and as of the Closing Date, with future tense references in Section 3.1 being deemed to be present tense references as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be determined as of such date; provided that this condition shall not be unsatisfied unless it would be unsatisfied if the representations and warranties of the Company and the Associated Subsidiaries in this Agreement were deemed to refer to the Business as defined in this Agreement and the "Business" as defined in the Transfer Agreement constituting a part of the Like Kind Exchange Agreement, taken as a whole, and the Disclosure Schedule is read to apply to such combination of both such Businesses. The Investor shall have received a certificate executed by or on behalf of the Company and the Associated Subsidiaries, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in this Section 7.1.

         7.2 Consents. The applicable waiting period under the HSR Act shall have expired or been terminated and all other consents, approvals, authorizations, exemptions and waivers by, or filing with, notice to or permit from governmental agencies or other persons that shall be required in order to enable the Investor to consummate the transactions contemplated hereby shall have been obtained (except for such consents, approvals, authorizations, exemptions and waivers, filings, notices or permits, the absence of which would not prohibit consummation of such transactions or render such consummation illegal).

         7.3 No Prohibitions. No statute, rule or regulation or order or decree of any court or governmental body shall be in effect which prohibits the Investor from consummating the transactions contemplated by this Agreement.

         7.4 Closing Documents. In addition to the other documents expressly referenced in this Article VII, the Company or its Affiliates shall have delivered or caused to be delivered the following closing documents or payments in form and substance satisfactory to the Investor:

         (a) the Associated Subsidiaries shall have executed and delivered (i) Bill of Sale, Assignment and Assumption substantially in the form of Exhibit 7.4(a) hereto and (ii) Trademark and Trade Name Assignments substantially in the form of Exhibit 7.4(b) hereto (the "Trademark and Trade Name Assignments").

         (b) American Publishing Management Services Inc. shall have executed and delivered the Transitional Services Agreement;

         (c) the Company shall have executed and delivered a non-competition agreement with CNCO substantially in the form of Exhibit 7.4(c) hereto (the "Non-Competition Agreement);

         (d)      [Reserved];

         (e) simultaneously with the Closing, the Company shall have paid to CNCO an amount equal to the Estimated Net Cash Position;

         (f)      [Reserved];

         (g) a copy of the resolution or resolutions duly adopted by the board of directors of the Company and each Associated Subsidiary authorizing the execution, delivery and performance of this Agreement and the Associated Agreements and the transactions contemplated hereby and thereby, certified by the Secretary or an Assistant Secretary of such entity;

         (h) a certificate of the Secretary or an Assistant Secretary of the Company and each Associated Subsidiary as to the incumbency and signatures of the officers of each such entity executing this Agreement and the Associated Agreements;

         (i) certificates issued by the Secretary of State of the State of Delaware, as of a recent date, as to the good standing of each of the Company and each Associated Subsidiary;

         (j) certificates issued by the Secretary of State of each jurisdiction in which the Company and each Associated Subsidiary is licensed or qualified to do business as a foreign corporation, as of a recent date, as to the good standing of each such entity;

         (k) copies of all governmental consents, approvals and filings which have been obtained by the Company pursuant hereto; and

         (l) such other documents relating to the transactions contemplated hereby and under the Associated Agreements as the Investor or its counsel may reasonably request.

         7.5 Opinion of Counsel. The Investor shall have received an opinion of Cravath, Swaine & Moore, counsel for the Company, substantially in the form of
Exhibit 7.5-1 and the opinion of internal counsel of the Company in the form of
Exhibit 7.5-2.

         7.6 Financing. The Investor shall have obtained (or the Company shall have obtained for the benefit of the Investor) either (i) financing of $350 million to complete the transactions contemplated hereby and provide for working capital for CNCO on substantially the terms set forth in the letters attached as
Exhibit 4.5-1 or terms which are more favorable to the Investor or (ii) financing of $205 million to complete the transactions contemplated hereby and provide for working capital for CNCO on substantially the terms set forth in the letters attached as Exhibit 4.5-2 or terms which are more favorable to the Investor (it being understood that (x) in the case of either (i) or (ii) the Investor may choose to finance a higher portion of the amounts needed to complete the transactions contemplated hereby and provide for working capital for CNCO than the amounts specified in (i) or (ii), as the case may be, but that the inability to finance such higher amounts shall not cause a failure of the condition to closing set forth in this Section 7.6 and (y) in any event, the condition specified in this Section 7.6 will be satisfied if the financing referred to in clause (ii) is available to the Investor). In connection with the financing referred to in Exhibit 4.5-2, the Investor agrees (x) to cause the notice required by paragraph 1 of the Supplemental Commitment Letter contained in Exhibit 4.5-2 (the "Supplemental Commitment Letter") for that financing to be given on a timely basis and (y) to cause the conditions specified in paragraph 3.b(2) of the Supplemental Commitment Letter to be satisfied, and further agrees that the nonsatisfaction of the conditions specified in the foregoing clauses
(x) and (y) shall not be deemed to cause a failure of the condition specified in this Section 7.6 to be satisfied. The Investor further agrees that, for purposes of determining whether the condition in this Section 7.6 is satisfied, the determination of whether paragraph 3b(1) of the Supplemental Commitment Letter is satisfied shall take into account only (x) with respect to paragraph 3b(1)(i) of the Supplemental Commitment Letter, the amounts required to be paid by the Investor, CNCO or any Affiliate (at the Closing or at a later time in the ordinary course) pursuant to the transactions contemplated by this Agreement and the Associated Agreements, (y) with respect to paragraph 3b(1)(ii) of the Supplemental Commitment Letter, indebtedness that is an Assumed Liability, and
(z) with respect to paragraph 3b(1)(iii) of the Supplemental Commitment Letter, not more than $20 million of the fees, costs, expenses and other amounts payable by the Investor, CNCO or any Affiliate in respect of the transactions contemplated by this Agreement and the Associated Agreements or the financing thereof or any services related thereto.

         7.7      [Reserved].

         7.8 Like Kind Exchange. Simultaneously with the Closing, the Investor and a subsidiary of the Company will close a like kind exchange (the "Like Kind Exchange") pursuant to a transfer agreement between American Publishing Company of Illinois ("APC-Illinois") and the Investor (the "Transfer Agreement"), the Exchange Agreement between APC-Illinois and Chicago Deferred Exchange Corporation (the "Exchangor") and the Qualified Exchange Trust Agreement among the Chicago Trust Company, the Exchangor and APC-Illinois substantially in the form set forth in Exhibit 7.8 (collectively, the "Like Kind Exchange Agreement"). The Investor must approve any and all changes to the form of any of the components of the Like Kind Exchange Agreement that is an exhibit to this Agreement.

         7.9 Lenders' Consent. The Lenders' Consent shall have been received.

                                  ARTICLE VIII

                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, where permissible) at or prior to the Closing of all of the following conditions:

         8.1 Representations, Warranties and Covenants of Investor. The Investor shall have complied in all material respects with each of its agreements and covenants contained herein to be complied with on or prior to the Closing Date. All the representations and warranties of the Investor set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Investor set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be determined as of such date. The Company shall have received a certificate executed by or on behalf of the Investor, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in this Section 8.1.

         8.2 Consents. The applicable waiting period under the HSR Act shall have expired or been terminated and all other consents, approvals, authorizations, exemptions by, or filing with, notice to or permit from governmental agencies or other persons that shall be required in order to enable the Company to consummate the transactions contemplated hereby shall have been obtained (except for such consents, approvals, authorizations, exemptions, filings, notices or permits, the absence of which would not prohibit consummation of such transactions or render such consummation illegal).

         8.3 No Prohibitions. No statute, rule or regulation or order or decree of any court or governmental body shall be in effect which prohibits the Company from consummating the transactions contemplated by this Agreement.

         8.4 Closing Documents. In addition to the other documents expressly referenced in this Article VIII, the Investor or CNCO shall have delivered the following payments or closing documents in form and substance satisfactory to the Company:

         (a) simultaneously with the Closing, the Investor or CNCO shall have made the cash payments required under Sections 1.3(a) and (d) and shall have assumed the Assumed Liabilities;

         (b) a copy of the resolution or resolutions duly adopted by the board of directors of the Investor authorizing the execution, delivery and performance of this Agreement and the Associated Agreements and the transactions contemplated hereby and thereby;

         (c) CNCO shall have executed and delivered the Transitional Services Agreement and the Non-Competition Agreement;

         (d) a certificate of the Secretary, or an Assistant Secretary of the Investor as to the incumbency and signatures of the officers executing the Agreement;

         (e) certificates issued by the Secretary of State of Delaware as to the good standing of the Investor; and

         (f) such other documents relating to the transactions contemplated hereby or under the Associated Agreements as the Company or its counsel may reasonably request.

         8.5 Opinion of Counsel. The Company shall have received an opinion of Mayer, Brown & Platt, counsel for the Investor, substantially in the form of
Exhibit 8.5.

         8.6 Lenders' Consent. The Lenders' Consent shall have been received.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. This Agreement may be terminated by either party, by a written notice to the other parties, prior to Closing:

         (a)      by the mutual written consent of the Company and the Investor;

         (b) by either the Investor or the Company if the Closing shall not have occurred on or before February 28, 1998; provided that this right to terminate shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the Closing not occurring;

         (c) by the Investor if the Lenders' Consent has not been received by three weeks from the date of execution hereof.

         9.2 Effect on Obligations. (a) Termination of this Agreement pursuant to this Article IX shall terminate all rights and obligations of the parties hereunder and none of the parties shall have any liability to the other party hereunder, except that Article XII shall remain in effect, and provided that neither anything herein nor the termination of this Agreement shall relieve any party from liability for any breach of this Agreement prior to such termination.

         (b) In the event of a termination by the Company or the Investor pursuant to Section 9.1, written notice thereof shall forthwith be given to the other party. In addition, the Investor shall return all documents and other material received from the Company or the Associated Subsidiaries relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Company and shall destroy all analyses, notes, reports, and other documents prepared in connection with the transactions contemplated by this Agreement and shall deliver to the Company a certificate signed by an officer of the Investor certifying as to such destruction.


                                    ARTICLE X

                                EMPLOYEE MATTERS

         10.1 Transferred Employees. Prior to the date on which employees of the Business are transferred to CNCO (the "Transfer Date", which date shall be the Closing Date or such later date as the parties shall mutually agree in accordance with Section 10.3), CNCO shall offer employment to each employee of the Business set forth on Exhibit 5.14 (other than any such employees whose employment has been terminated prior to the Transfer Date) and each other person so employed on the Transfer Date whose employment primarily relates to the Business (the "Employees") on such terms and conditions (including salary and benefit level) that are not materially less favorable (exclusive of any equity incentive compensation provided by the Company), when taken in the aggregate to the terms and conditions of the employee's employment with the Company or the Associated Subsidiaries, as the case may be, immediately prior to the Transfer Date. CNCO will give Employees credit for accrued but unpaid vacation pay, sick pay and holiday pay to the extent such pay is reflected in the Net Liabilities of the Business as of the Effective Date.

         10.2 Employee Benefits. CNCO shall recognize each Employee's prior service with the Company, the Associated Subsidiaries and all members of the Company's controlled group within the meaning of Section 414(b), (c), (m), and
(o) of the Internal Revenue Code of 1986, as amended (the "Code") for all purposes (other than benefit accrual under a defined benefit plan) under each employee benefit plan, policy or arrangement of CNCO. The Company and the Associated Subsidiaries shall retain, and be solely responsible for, all benefits and compensation payable to or with respect to Employees, or other employees of the Associated Subsidiaries, with respect to services performed, and claims incurred, in each case, prior to the Closing Date under any welfare plan, pension plan, deferred compensation plan, stock based plans, employee benefit pension plans (as defined in ERISA) or any other plans, agreements, policies or arrangements related to compensation, severance or other employee benefits and all liabilities with respect to such plans, agreements, policies or arrangements prior to the Closing Date. For purposes of this Section, disability claims are incurred on the date on which the disability was incurred or, in the case of a disability which is not incurred on a single, identifiable date, the date on which the disability was diagnosed; medical and dental services are incurred when an individual is provided with medical or dental care; death benefit claims are incurred at the time of death of the insured notwithstanding any other provision of any welfare benefit plan to the contrary. The Company and the Associated Subsidiaries shall be responsible for all qualifying events under
Part 6 of Title I of ERISA and Section 4980B of the Code ("COBRA") and COBRA claims incurred under the welfare plans of the Company and the Subsidiaries on or before the Transfer Date.

         10.3 Severance Claims. The Company and the Associated Subsidiaries shall be responsible for any claim of severance by a person who refuses CNCO's offer of employment made in accordance with Section 10.1 hereof pursuant hereto. CNCO shall be responsible for any claim of severance made by any person who accepts such offer of employment, who becomes an employee of CNCO and whose employment is thereafter terminated. CNCO shall reimburse the Company and the Associated Subsidiaries for any payments made in respect of severance to any person who does not accept CNCO's offer of employment pursuant hereto but who is employed by CNCO or a subsidiary or Affiliate within one year after the Transfer Date.

         10.4 WARN Act Liability. The Company and the Associated Subsidiaries shall be responsible for any claims or liabilities relating to the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101-2109 (the "WARN Act") which arise in connection with the Business or the Employees prior to the Closing Date (whether or not filed prior to the Closing Date) or arise as a result of the transactions contemplated by this Agreement (exclusive of any action taken by or on behalf of CNCO after the Closing).

         10.5 Undue Hardship to the Investor. Notwithstanding anything to the contrary herein, if taking the actions required pursuant to Section 10.1 prior to the Closing Date, in the judgment of the Investor and the Company as mutually and reasonably agreed, would be impracticable or would cause undue hardship to CNCO, the Investor or any of their Affiliates or subsidiaries then (i) compliance with Section 10.1 shall not be required on the Closing Date and (ii) the Employees shall remain employees of the Company and its subsidiaries, as applicable, until such date as it becomes practicable for CNCO to comply with
Section 10.1; provided that the Transfer Date may be no later than 90 days following the Closing Date. Without duplication of any other provision of this Agreement, if the Transfer Date is not the Closing Date, CNCO shall indemnify, defend and hold harmless the Company and its subsidiaries, and their officers, directors, employees, advisors, agents and representatives (except to the extent any such person is an Employee, in which case this indemnification shall not apply to such person) from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, settlements, Taxes, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' and accounting fees and disbursements (including, but not limited to, all administrative costs and expenses incurred as a result of the Employees remaining employees of the Company or its subsidiaries after the Closing Date) (including those relating to the enforcement of this indemnity) related to Employees which arise between the Closing Date and the Transfer Date as a result of the fact that the Transfer Date was not the Closing Date; provided that CNCO shall not be required to make any indemnification in connection with liabilities and obligations relating to severance which arise prior to the Transfer Date or with respect to any Employee to the extent he or she is not an employee of the Business between the Closing Date and the Transfer Date. No deductible shall apply to CNCO's indemnification obligation under this Section 10.5. Without limiting the foregoing, if the Transfer Date is not the Closing Date, the Company shall deliver to CNCO as promptly as practicable after the Transfer Date a statement itemizing all costs, expenses and obligations of any kind whatsoever with respect to Employees, including all compensation and benefits costs and Taxes related thereto but specifically excluding severance costs and liabilities, incurred by the Company and the Associated Subsidiaries between the Closing Date and the

Transfer Date. CNCO shall pay the amount set forth in such statement, unless it is disputed, to the Company in immediately available funds within three (3) business days after receiving such statement. Disputes as to such amount shall be resolved by the Accounting Firm.

                                   ARTICLE XI

                          SURVIVAL AND INDEMNIFICATION

         11.1 Survival. All of the representations and warranties contained in this Agreement or in any certificates delivered pursuant to this Agreement will survive the Closing (except for Section 3.14, which shall not survive the Closing) and continue in full force and effect (i) in the case of the representations and warranties contained in Sections 3.1, 3.2, 3.8(a), 3.21, 4.1 and 4.2, indefinitely, (ii) in the case of representations and warranties contained in Section 3.20 until the third anniversary of the Closing Date, and
(iii) in the case of any other representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement, until eighteen months following the Closing Date; provided, however, that if a written claim for a breach of any representation or warranty is made before the expiration thereof, such representation or warranty shall be deemed to survive indefinitely for purposes of that claim. The covenants and agreements contained in this Agreement or in any certificates delivered pursuant to this Agreement shall survive the Closing and continue in full force and effect indefinitely except for the covenants contained in Sections 5.2, 5.7 and 5.8, which shall survive the Closing and remain in full force and effect until eighteen months following the Closing Date.

         11.2 Indemnification by the Company and the Associated Subsidiaries. Subject to the limitations of this Section 11.2 and the conditions and provisions of Section 11.4, the Company and the Associated Subsidiaries agree to indemnify, defend and hold harmless the Investor, CNCO and their respective officers, directors, employees, agents, advisors, representatives and Affiliates (collectively, "CNCO Indemnitees") from and against any and all demands, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, settlements, Taxes, claims, judgments, damages, liabilities, costs and expenses, including interest, penalties, reasonable attorneys' and accounting fees and disbursements and costs of investigation (including those relating to the enforcement of this indemnity) ("CNCO Damages"), asserted against, imposed upon or incurred by any CNCO Indemnitee, directly or indirectly, by reason of, relating to or resulting from
(i) any Retained Assets or Retained Liabilities, (ii) any nonfulfillment of any agreement on the part of the Company or the Associated Subsidiaries contained herein, or (iii) any breach of representation or warranty on the part of the Company or the Associated Subsidiaries contained herein. Breaches are to be determined for these purposes without regard to any materiality, Material or Material Adverse Effect standard or qualifier set forth in any representation or warranty, covenant or certificate; provided that such materiality, Material and Material Adverse Effect qualifiers shall apply to (i) any obligation to list matters on the Disclosure Schedule where the representation or warranty specifies that only Material matters are to be so listed and (ii) Sections 3.7,
5.7 and 5.8. Notwithstanding the foregoing, the Company will not have any obligation to indemnify the Investor from and against any CNCO Damages with respect to breaches of representations and warranties or of the covenant set forth in Section 5.2 except to the extent that

CNCO Damages arising from any breaches of representations and warranties of this Agreement and the Like Kind Exchange Agreement or of the covenants set forth in
Section 5.2 of this Agreement or the corresponding section of the Like Kind Exchange Agreement, taken together, are equal to or are greater than $1,000,000 (the "Deductible"), whereupon the Company shall pay the Investor for all such CNCO Damages in excess of the Deductible. The Deductible shall not apply except as specifically provided in the preceding sentence, and the circumstances under which the Deductible shall not apply include (w) breaches of Section 3.8(a), (x) breaches of covenants or obligations hereunder other than Section 5.2, (y) Retained Assets or Retained Liabilities or (z) adjustments pursuant to Section
1.3. Recovery pursuant to indemnification for Retained Liabilities shall be for any and all CNCO Damages even if (i) the facts giving rise to such indemnification may also give rise for a claim of breach of the representation and warranties of this Agreement or the Like Kind Exchange Agreement or (ii) facts relating to such Retained Liability appear on the Disclosure Schedule. In addition to any indemnification of any CNCO Indemnitee pursuant to this Section 11.2, such CNCO Indemnitee shall be entitled to its rights and remedies pursuant to this Agreement, and otherwise at law or in equity.

         11.3 Indemnification by CNCO and the Investor. Subject to the limitations of this Section 11.3 and the conditions and provisions of Section 11.4, CNCO and the Investor agree to indemnify, defend and hold harmless the Company and the Associated Subsidiaries, and their officers, directors, employees, agents, advisors, representatives and Affiliates (collectively, "Company Indemnitees") from and against any and all demands, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, settlements, Taxes, claims, judgments, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' and accounting fees and disbursements and costs of investigation (including those relating to the enforcement of this indemnity) ("Company Damages"), asserted against, imposed upon or incurred by any Company Indemnitee, directly or indirectly, by reason of, relating to or resulting from (i) all liabilities and obligations of CNCO relating to or arising out of the conduct of the Business or the use of the Assets following the Closing or the Assumed Liabilities following the Closing or (ii) nonfulfillment of any agreement on the part of the Investor or CNCO contained herein. In addition to any indemnification of any Company Indemnitee pursuant to this Section 11.3, such Company Indemnitee shall be entitled to its rights and remedies pursuant to this Agreement, and otherwise at law or in equity.

         11.4 Matters Involving Third Parties. The party or parties making a claim for indemnification under this Article XI shall be for the purposes of this Agreement referred to as the "Indemnified Party" and the party or parties against whom such claims are asserted under this Article XI shall be, for the purposes of this Agreement, referred to as the "Indemnifying Party". All claims by any Indemnified Party under this Article XI shall be asserted and resolved as follows:

                  (i) In the event that (x) any claim, demand or action is asserted or instituted by any person other than the parties to this Agreement or their Affiliates which could give rise to CNCO Damages or Company Damages, as applicable, for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such claim or demand or action, a "Third Party Claim" or (y) any Indemnified Party under this Agreement shall have a claim to be indemnified by any Indemnifying Party under this Agreement which does not involve a Third Party Claim (such claim, a "Direct Claim"), the Indemnified Party shall with reasonable promptness send to the Indemnifying Party a written notice specifying the nature of such claim, demand or action and the amount or estimated amount thereof, provided that a delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that (and only to the extent that) such failure shall have caused the CNCO Damages or Company Damages, as applicable, for which the Indemnifying Party is obligated to be greater than such CNCO Damages or Company Damages, as applicable, would have been had the Indemnified Party given the Indemnifying Party prompt notice (which amount or estimated amount shall not be conclusive of the final amount, if any, of such claim, demand or action) (a "Claim Notice").

                  (ii) Except as provided below, in the event of a Third Party Claim, the Indemnifying Party shall be entitled to control the defense of such Third Party Claim and to appoint counsel of the Indemnifying Party's choice at the expense of the Indemnifying Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in connection with such claim, demand or action (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below); provided that such counsel is reasonably acceptable to the Indemnified Party. Notwithstanding an Indemnifying Party's election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnified Party (except as provided below and except for any fees and expenses of such separate counsel that are incurred prior to the date the Indemnifying Party effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim, demand or action which the Indemnifying Party defends, or, if appropriate and related to the claim, demand or action in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person. The Indemnifying Party shall not be entitled to assume control of the defense of a Third Party Claim and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party (provided that such counsel is reasonably acceptable to the Indemnifying Party) if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (ii) an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would reasonably be likely to be materially detrimental to the Indemnified Party's reputation or business, (iii) the claim seeks an injunction or equitable relief against the Indemnified Party or (iv) the claim involves liabilities under environmental laws that require remedial action at facilities that were transferred pursuant to this Agreement, in which case the Indemnified Party shall have control and management authority over the resolution of such claims, including hiring environmental consultants and conducting environmental investigations and cleanups;

         provided that the Indemnified Party shall keep the Indemnifying Party apprised of any major developments relating to any such environmental claim and provided further that, in the case of any of (i) through (iv) above, (x) the Indemnified Party shall not agree to any stipulation to or the entry of a court order that adversely affects the Indemnifying Party without the Indemnifying Party's consent and (y) the Indemnifying Party shall have the right to retain counsel of its choice at its own expense and participate in the defense of the Third Party Claim, in which case the third sentence of this Section 11.4(ii) shall be fully applicable. No Third Party Claim (regardless of whether the Indemnifying Party has assumed control of such Third Party Claim or such Third Party Claim falls into any of the categories set forth in
         (i) through (iv) above) may be settled or compromised (i) by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed or
         (ii) by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event any Indemnified Party settles or compromises or consents to the entry of any judgment with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, each Indemnified Party shall be deemed to have waived all rights against the Indemnifying Party for indemnification under this Article XI.

         11.5 Environmental Remedies. The Investor shall not be entitled to indemnification for a breach of Section 3.20 if the condition, event or circumstance that gave rise to such breach was discovered as a result of a Phase II or other intrusive environmental sampling, testing or investigation (collectively, "Environmental Tests") at any of the facilities of the Business that are transferred to CNCO except for Environmental Tests undertaken (i) to respond to, investigate, or otherwise remediate environmental conditions that could reasonably be expected to create an imminent and substantial endangerment to the health, safety and welfare of the employees of CNCO, the public or the environment; (ii) in response to an inquiry, request, claim or demand by a governmental entity or (iii) in connection with a possible sale of all or part of CNCO or its assets. For purposes of this Section 11.5, the Business shall include the Relinquished Property.


                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Expenses. The Company, on the one hand, and the Investor, on the other hand, shall pay all costs and expenses incurred by such party or on its behalf in connection with this Agreement and the transactions contemplated hereby, including without limiting the generality of the foregoing, fees and expenses of its financial consultants, accountants and counsel. All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing recordation or other Taxes, if any, incident to the transfer of the Assets to CNCO or which may be imposed or assessed as a result of the transactions contemplated hereby and all of the expenses relating to obtaining any governmental permits, licenses and authorizations, approvals, exemptions, certificates or similar instruments or documents which are necessary for the conduct of the Business immediately after the Closing Date shall be paid by the Company; provided that the Investor shall pay all of the expenses relating to the qualification of CNCO to do business in such foreign jurisdictions as are necessary or desirable for the conduct of the Business immediately after the Closing Date.

         12.2 Exclusive Agreement; No Third-Party Beneficiaries. This Agreement (including the Disclosure Schedule and all Exhibits hereto) constitute the sole understanding of the parties with respect to the subject matter hereof. Any disclosure in the Disclosure Schedule shall expressly not be deemed to constitute an admission by the Company or to otherwise imply that any such matter is Material for the purposes of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         12.3 Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction. All disputes, litigation, proceedings or other legal actions by any party to this Agreement in connection with or relating to this Agreement or any matters described or contemplated in this Agreement shall be instituted in the courts of the State of Delaware or of the United States sitting in the State of Delaware. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States sitting in the State of Delaware in connection with any such dispute, litigation, action or proceeding arising out of or relating to this Agreement. Each party to this Agreement will maintain at all times a duly appointed agent in the State of Delaware for the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in any such court and, if its fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons to it at its address set forth, and in the manner provided, in Section 12.8, with such service deemed effective on the fifteenth day after the date of such mailing.

         Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement and, to the fullest extent permitted by applicable law, any defense or objection it may now or hereafter have to the laying of venue of any proceeding under this Agreement brought in the courts of the State of Delaware or of the United States sitting in the State of Delaware and any claim that any proceeding under this Agreement brought in any such court has been brought in an inconvenient forum.

         12.4 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by the Company and may not be assigned by the Investor without the prior written consent of the Company and any such assignment in violation of this provision shall be null and void, except that the Investor may, at its election, assign this Agreement to an Affiliate so long as (a) the representations and warranties of the Investor made herein are equally true of such assignee and (b) such assignment does not have any adverse consequences to the Company or any of its Affiliates (including, without limitation, any adverse Tax consequences or any adverse effect on the ability of the Company to timely consummate the transactions contemplated hereby), but no such assignment of this Agreement or any of the rights or obligations hereunder shall relieve the Investor of any of its obligations under this Agreement. Such assignee shall execute a counterpart of this Agreement agreeing to be bound by the provisions hereof as "Investor," and agreeing to be jointly and severally liable with the Investor and any other assignee for all of the obligations of the assignor hereunder.

         12.5 Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall give the other party notice in advance of such issuance.

         12.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the greatest extent possible.

         12.7 Refunds. The Company shall be entitled to any refunds or credits of Taxes for any Taxable period (or portion thereof) ending on or prior to the Closing Date. CNCO shall be entitled to any refunds or credits of Taxes for any Taxable period (or portion thereof) beginning after the Closing Date.

         12.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, or by overnight courier or by registered or certified mail, postage prepaid:

         (a)   If to the Company, to:    Hollinger International Inc.
                                         401 North Wabash Avenue
                                         Chicago, IL 60611
               Attention:                Vice President and General Counsel
               Telecopy:                 (312) 321-0629
               with a copy to:           Cravath, Swaine & Moore
                                         Worldwide Plaza
                                         825 Eighth Avenue
                                         New York, NY 10019
               Attention:                William P. Rogers, Jr.
               Telecopy:                 (212) 474-3700

               and with a copy to:       Hollinger Inc.
                                         10 Toronto Street
                                         Toronto, Ontario, Canada M5C 2B7
               Attention:                Vice President and General Counsel
               Telecopy:                 (416) 364-2088

         (b)   If to the Investor, to:   Liberty Group Publishing, Inc.
                                         c/o Leonard Green & Partners, L.P.
                                         11111 Santa Monica Boulevard
                                         Suite 2000
                                         Los Angeles, California 90025
               Attention:                Kenneth L. Serota
               Telecopy:                 (310) 954-0404

               with a copy to:           Leonard Green & Partners, L.P.
                                         11111 Santa Monica Boulevard
                                         Suite 2000
                                         Los Angeles, California 90025
               Attention:                Peter J. Nolan
               Telecopy:                 (310) 954-0404

               and with a copy to:       Mayer, Brown & Platt
                                         190 South LaSalle Street
                                         Chicago, Illinois 60603
               Attention:                Scott J. Davis
               Telecopy:                 (312) 701-7711

         or at such other address for a party as shall be specified by like notice.

         12.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

         12.10 Interpretation. For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Section, paragraph, Exhibit and Schedule references are to the Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified; (iv) the word "or" shall not be exclusive; and (v) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         12.11 Amendment. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all parties hereto. Any party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

         12.12 Extension; Waiver. At any time the parties may extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in this Agreement and waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument signed on behalf of such party. The waiver by any party hereto of a breach of any provision hereunder shall not operate to be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         12.13 Captions. The Section and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections contained herein mean Sections of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms

         12.14 Further Assurances. Following the Closing, CNCO, the Company and each Associated Subsidiary shall each from time to time at the other's reasonable request and without further consideration execute and deliver to the other such additional instruments of transfer and conveyance and take such action as may be reasonably requested in order better to assure, convey and confirm to CNCO all of the Associated Subsidiaries' right, title, interest in and all benefits of and to the Assets to be assigned, conveyed and transferred hereunder.

                                  ARTICLE XIII

              LIMITED GUARANTEE OF GREEN EQUITY INVESTORS II, L.P.

         13.1 Limited Guarantee. Green Equity Investors II, L.P. ("GEI II"), which shall be a party to this Agreement solely for purposes of this Section
13.1 and Section 12.3, guarantees, subject to the limitations provided below, the obligations of the Investor under this Agreement and the Associated Agreements to the extent that such obligations are to be performed on the Closing Date; provided that GEI II's obligations hereunder shall be limited to the payment of money not to exceed $150 million and shall terminate at the Closing and provided further that GEI II's obligations hereunder shall be further reduced to the extent GEI II makes payments under Section 21 of the Transfer Agreement (it being understood that GEI II shall in no event be responsible for more than $150 million in the aggregate under this Article XIII and Section 21 of the Transfer Agreement). GEI II agrees to be bound by the provisions of Section 12.3 of this Agreement with respect solely to its promises in this Section 13.1.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                    INVESTOR:

                                    LIBERTY GROUP PUBLISHING, INC.

                                    By: /s/ Peter J. Nolan
                                       -----------------------------------
                                    Its:__________________________________


                                    CNCO:

                                    LIBERTY GROUP OPERATING, INC.


                                    By: /s/ Gregory J. Annick
                                       -----------------------------------
                                    Its:__________________________________


                                    COMPANY:

                                    HOLLINGER INTERNATIONAL INC.


                                    By: /s/ J. A. Boultbee
                                       -----------------------------------
                                    Its:__________________________________

                                    APAC-90, INC.


                                    By: /s/ J. A. Boultbee
                                       -----------------------------------
                                    Its:__________________________________

                                    AMERICAN PUBLISHING (1991) INC.


                                    By: /s/ J. A. Boultbee
                                       -----------------------------------
                                    Its:__________________________________

                                    APAC-95, INC.


                                    By:   /s/ J. A. Boultbee
                                       ----------------------------------
                                    Its:_________________________________

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date hereof solely for the purposes evidencing its obligations pursuant to
Section 12.3 and Article XIII hereof.


                                  GUARANTOR:

                                  GREEN EQUITY INVESTORS II, L.P.

                                      By:   Grand Avenue Capital Partners, L.P.
                                                its sole general partner

                                      By:   Grand Avenue Capital Corporation
                                                its sole general partner


                                      By:    /s/ Gregory J. Annick
                                          ------------------------------------
                                      Name:      Gregory J. Annick
                                            ----------------------------------
                                      Title:     Vice President
                                             ---------------------------------

                                    EXHIBIT A


              ALL OF HOLLINGER'S PUBLICATIONS AND PRINTING PRESSES
               IN THE FOLLOWING LOCATIONS (OTHER THAN THOSE OWNED
                   BY AMERICAN PUBLISHING COMPANY OF ILLINOIS
                   AND THE ASSETS SET FORTH IN EXHIBIT 1.1(B))



   CALIFORNIA                   MISSOURI                     ILLINOIS
      Yreka                    Camdentown                     Benton
   Mt. Shasta                     Rolla                       Chester
      Taft                      St. James                   Christopher
                               Waynesville                    Herrin
     ARIZONA                   Greenfield                     Marion
      Globe                      Neosho                     Murphysboro
                                Boonville                 West Frankfort
    NEW YORK                   Brookfield                    Fairbury
     Hornell                   Chillicothe                  Livingston
      Bath                     Kirksville                   Norris City
    Dansville                     Macon                       Pontiac
    Penn Yan                    Marceline                    Gallatia
    Tonawanda                    Mexico                       Ridgway
    Canisteo                   Monroe City                  Shawneetown
    Herkimer                   Osage Beach
  Little Falls                  Carthage                     MICHIGAN
    Catskill                     Malden                      Cheybogan
   Saugerties                                                  Ionia
   Wellsville                   MINNESOTA                Sault Ste. Marie
   Canajoharie                  Crookston
                                                             ARKANSAS
  PENNSYLVANIA                   KANSAS                    Heber Springs
    Honesdale                  Leavenworth                    Helena
      Sayre                     Atchison                     Stuttgart
      Kane                       Augusta                     Newport
  Punxsutawney                    Derby
     Ridgway                    El Dorado
   St. Mary's                   McPherson
      Corry
     Milton                       IOWA
   Titusville                 Charles City
     Warren
   Waynesboro

                                 EXHIBIT 1.1(B)

                                 RETAINED ASSETS


1.       4 Goss Community Press units stored at Little Falls, New York.

2.       Upper former for Goss folder located at Tonawanda, New York.

3.       The right to refunds of all Taxes described in Section 1.2(b)(i).

4. The names "Hollinger" and "American Publishing Company" and all derivatives thereof.